EXECUTION COPY
APN: 162-09-703-001
Recording Requested By and recorded counterparts should be returned to:

Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Attn: Elizabeth Sterling

Mail Tax Statements to:
[Name]
[Address]




              DEED OF TRUST, ASSIGNMENT OF RENTS, LEASES, FIXTURE FILING AND
                               SECURITY AGREEMENT

                                     MADE BY

                          RIVIERA HOLDINGS CORPORATION
                              a Nevada corporation,
                                   as Trustor,

                                       to

                     FIRST AMERICAN TITLE INSURANCE COMPANY
                            a California corporation,
                                   as Trustee,
                               for the benefit of

                              THE BANK OF NEW YORK
                                   as trustee,
                                 as Beneficiary

        ************************************************************************

         THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS OF CLARK COUNTY, NEVADA UNDER THE NAMES OF RIVIERA HOLDINGS CORPORATION AS DEBTOR AND THE BANK OF NEW YORK, AS SECURED PARTY.

                                TABLE OF CONTENTS




 ARTICLE ONE  COVENANTS OF TRUSTOR.....................................................................13
----------------------------------

         1.1      Performance of Loan Documents........................................................13
         ---      -----------------------------
         1.2      General Representations, Covenants and Warranties....................................14
         ---      -------------------------------------------------
         1.3      Compliance with Legal Requirements...................................................14
         ---      ----------------------------------
         1.4      Taxes................................................................................14
         ---      -----
         1.5      Insurance............................................................................14
         ---      ----------
         1.6      Condemnation.........................................................................16
         ---      ------------
         1.7      Care of Trust Estate.................................................................16
         ---      --------------------
         1.8      Space Leases.........................................................................16
         ---      ------------
         1.9      Further Encumbrance..................................................................17
         ---      -------------------
         1.10     Partial Releases of Trust Estate.....................................................18
         ----     --------------------------------
         1.11     Further Assurances...................................................................21
         ----     ------------------
         1.12     Security Agreement and Financing Statements..........................................21
         ----     -------------------------------------------
         1.13     Assignment of Rents..................................................................23
         ----     -------------------
         1.14     Expenses.............................................................................24
         ----     --------
         1.15     Beneficiary's Cure of Trustor's Default..............................................24
         ----     ---------------------------------------
         1.16     Use of Trust Estate..................................................................25
         ----     -------------------
         1.17     Compliance with Permitted Lien Agreements............................................25
         ----     -----------------------------------------
         1.18     Defense of Actions...................................................................25
         ----     ------------------
         1.19     Affiliates...........................................................................25
         ----     ----------
         1.20     Title Insurance......................................................................26
         ----     ---------------

 ARTICLE TWO  CORPORATE LOAN PROVISIONS................................................................26
---------------------------------------

         2.1      Interaction with Indenture...........................................................26
         ---      ---------------------------
         2.2      Other Collateral.....................................................................26
         ---      ----------------

 ARTICLE THREE  DEFAULTS AND REMEDIES..................................................................27
-------------------------------------

         3.1      Event of Default.....................................................................27
         ---      ----------------
         3.2      Acceleration of Maturity.............................................................27
         ---      ------------------------
         3.3      Protective Advances..................................................................27
         ---      -------------------
         3.4      Institution of Equity Proceedings....................................................27
         ---      ---------------------------------
         3.5      Beneficiary's Power of Enforcement...................................................27
         ---      ----------------------------------
         3.6      Beneficiary's Right to Enter and Take Possession, Operate and Apply Income...........29
         ---      --------------------------------------------------------------------------
         3.7      Space Lease..........................................................................30
         ---      -----------
         3.8      Purchase by Beneficiary..............................................................30
         ---      -----------------------
         3.9      Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws...............30
         ---      ----------------------------------------------------------------------
         3.10     Receiver.............................................................................31
         ----     --------
         3.11     Suits to Protect the Trust Estate....................................................31
         ----     ---------------------------------

                                                        i
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

         3.12     Proofs of Claim......................................................................31
         ----     ---------------
         3.13     Trustor to Pay the Notes on Any Default in Payment; Application of Monies by
         ----     -----------------------------------------------------------------------------
                  Beneficiary..........................................................................32
                  -----------
         3.14     Delay or Omission; No Waiver.........................................................32
         ----     ----------------------------
         3.15     No Waiver of One Default to Affect Another...........................................32
         ----     ------------------------------------------
         3.16     Discontinuance of Proceedings; Position of Parties Restored..........................33
         ----     -----------------------------------------------------------
         3.17     Remedies Cumulative..................................................................33
         ----     -------------------
         3.18     Interest After Event of Default......................................................34
         ----     -------------------------------
         3.19     Foreclosure; Expenses of Litigation..................................................34
         ----     -----------------------------------
         3.20     Deficiency Judgments.................................................................35
         ----     --------------------
         3.21     Waiver of Jury Trial.................................................................35
         ----     --------------------
         3.22     Exculpation of Beneficiary...........................................................35
         ----     --------------------------
         3.23     Approval of Gaming Authority.........................................................35
         ----     ----------------------------

 ARTICLE FOUR  RIGHTS AND RESPONSIBILITIES OF TRUSTEE;  OTHER PROVISIONS RELATING TO TRUSTEE...........36
--------------------------------------------------------------------------------------------

         4.1      Exercise of Remedies by Trustee......................................................36
         ---      -------------------------------
         4.2      Rights and Privileges of Trustee.....................................................36
         ---      --------------------------------
         4.3      Resignation or Replacement of Trust..................................................36
         ---      -----------------------------------
         4.4      Authority of Beneficiary.............................................................37
         ---      ------------------------
         4.5      Effect of Appointment of Successor Trustee...........................................37
         ---      ------------------------------------------
         4.6      Confirmation of Transfer and Succession..............................................37
         ---      ---------------------------------------
         4.7      Ratification.........................................................................37
         ---      ------------
         4.8      Exculpation..........................................................................37
         ---      -----------
         4.9      Endorsement and Execution of Documents...............................................37
         ---      --------------------------------------
         4.10     Multiple Trustees....................................................................38
         ----     -----------------
         4.11     Terms of Trustee's Acceptance........................................................38
         ----     -----------------------------

 ARTICLE FIVE  MISCELLANEOUS PROVISIONS................................................................38
---------------------------------------

         5.1      Heirs, Successors and Assigns Included in Parties....................................38
         ---      -------------------------------------------------
         5.2      Addresses for Notices, Etc...........................................................39
         ---      --------------------------
         5.3      Change of Notice Address.............................................................40
         ---      ------------------------
         5.4      Headings.............................................................................40
         ---      --------
         5.5      Invalid Provisions to Affect No Others...............................................40
         ---      --------------------------------------
         5.6      Changes and Priority Over Intervening Liens..........................................40
         ---      -------------------------------------------
         5.7      Estoppel Certificates................................................................40
         ---      ---------------------
         5.8      Governing Law........................................................................41
         ---      -------------
         5.9      Required Notices.....................................................................41
         ---      ----------------
         5.10     Reconveyance.........................................................................41
         ----     ------------
         5.11     Attorneys' Fees......................................................................41
         ----     ---------------
         5.12     Late Charges.........................................................................42
         ----     ------------
         5.13     Cost of Accounting...................................................................42
         ----     ------------------
         5.14     Right of Entry.......................................................................42
         ----     --------------
         5.15     Corrections..........................................................................42
         ----     -----------
         5.16     Statute of Limitations...............................................................42
         ----     ----------------------

                                                        ii
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
         5.17     Subrogation..........................................................................42
         ----     -----------
         5.18     Joint and Several Liability..........................................................42
         ----     ---------------------------
         5.19     Context..............................................................................42
         ----     -------
         5.20     Time.................................................................................42
         ----     ----
         5.21     Interpretation.......................................................................43
         ----     --------------
         5.22     Effect of NRSss.107.030..............................................................43
         ----     -----------------------
         5.23     Amendments...........................................................................43
         ----     ----------
         5.24     No Conflicts.........................................................................43
         ----     ------------

 ARTICLE SIX  POWER OF ATTORNEY........................................................................43
-------------------------------

         6.1      Grant of Power.......................................................................43
         ---      --------------
         6.2      Possession and Completion............................................................43
         ---      -------------------------
         6.3      Plans and Specifications.............................................................43
         ---      ------------------------
         6.4      Employment of Others.................................................................43
         ---      --------------------
         6.5      Security Guards......................................................................43
         ---      ---------------
         6.6      Compromise Claims....................................................................44
         ---      -----------------
         6.7      Legal Proceedings....................................................................44
         ---      -----------------
         6.8      Other Acts...........................................................................44
         ---      ----------


SCHEDULE A........REAL ESTATE DESCRIPTION FOR THE LAND


                                                        iii
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
           DEED OF TRUST, ASSIGNMENT OF RENTS, LEASES, FIXTURE FILING AND
                               SECURITY AGREEMENT

         THIS DEED OF TRUST,  ASSIGNMENT OF RENTS,  LEASES,  FIXTURE  FILING AND
SECURITY AGREEMENT (hereinafter called "Deed of Trust") is made and effective as of June 26, 2002, by RIVIERA  HOLDINGS  CORPORATION,  a Nevada  corporation,  as
Trustor,  whose address is 2901 Las Vegas  Boulevard  South,  Las Vegas,  Nevada
89109,  to FIRST AMERICAN TITLE  INSURANCE  COMPANY,  a California  corporation, whose  address is 3220 W.  Sahara,  Suite  200,  Las Vegas,  Nevada  891029,  as
Trustee,  for the benefit of THE BANK OF NEW YORK, as trustee under that certain
Indenture dated as of even date herewith among Trustor and THE BANK OF NEW YORK, whose  address  is 101  Barclay  Street,  Floor  8W,  New York,  New York  10286
(together with its successors and assigns,  "Beneficiary"),  for its benefit and the benefit of the Noteholders.

         DEFINITIONS - As used in this Deed of Trust, the following terms have the meanings hereinafter set forth:

         Appurtenant  Rights"  means all and  single  tenements,  hereditaments,
rights,  reversions,   remainders,  development  rights,  privileges,  benefits,
casements  (in gross or  appurtenant),  rights-of-way,  gores or strips of land, streets, ways, alleys,  passages,  sewer rights, water courses, water rights and powers, and all appurtenances whatsoever and claims or demands of Trustor at law or in equity in any way belonging,  benefiting,  relating or appertaining to the
Land,  the airspace over the Land, the  Improvements  or any of the Trust Estate encumbered by this Deed of Trust, or which  hereinafter shall in any way belong, relate or be  appurtenant  thereto,  whether now owned or hereafter  acquired by
Trustor.

         "Bankruptcy" means, with respect to any Person, that such Person is or becomes bankrupt or Insolvent or: (a) is the subject of any order for relief under any Bankruptcy Law; (b) commences a voluntary proceeding under any Bankruptcy Law; (c) consents to the entry of an order for relief in an involuntary proceeding under any Bankruptcy Law; (d) consents to the appointment of, or taking possession by any Receiver; (e) makes any assignment for the benefit of creditors; (f) is unable or fails, or admits in writing its inability, to pay its debts as such debts become due; (g) is the subject of any involuntary proceeding under any Bankruptcy Law or involuntary appointment of a Receiver, and such involuntary proceeding or appointment is not dismissed and terminated within 60 days; (h) is the subject of any other proceeding or relief similar to any of the foregoing under any law; (i) is the subject of a warrant of attachment, execution, or similar process with respect to such Person or any substantial part of such Person's property, which warrant or similar process remains in effect for sixty (60) days without having been bonded or discharged;
or (j) otherwise ceases to do business as a going concern.

         "Beneficiary" means The Bank of New York, as the trustee under the Indenture together with its successors and assigns designated from time to time under the Indenture.

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in the State of Nevada or the City of New York are authorized by law, regulation or executive order to remain closed.

                                                        1

         "Collateral Documents" means this Deed of Trust, the Security Agreement and the Stock Pledge and Security Agreements, together with any similar documents executed after the date hereof pursuant to Section 10.01 of the Indenture.

         "Deed of Trust" means this Deed of Trust, Assignment of Rents, Leases, Fixture Filing and Security Agreement, as it may be amended, supplemented or otherwise modified from time to time.

     "Environmental Laws" collectively means and includes any and all applicable present, future local, state and federal law relating to the environment and environmental conditions, including, without limitation: the Nevada Hazardous Materials Act (NRS Chapter 459); NRS Chapters 444-445; NRS Chapter 590; NRSss.477.045; NRSss. 618.750 to 618.850, inclusive; the Uniform Fire Code, as adopted by and now or hereafter in effect in the State of Nevada; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.ss. 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C.ss.ss. 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C.ss. 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss.ss. 1251 et seq.; the Clean Air Act, 42 U.S.C.ss.ss. 741 et seq.; the Clean Water Act, 33 U.S.C.ss. 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss.ss. 2601-2629, the Safe Drinking Water Act, 42 U.S.C.ss.ss. 300f-300j, or any other similar federal, state or local law of similar effect, each as amended, and any and all regulations, orders, and decrees now or hereafter promulgated thereunder or any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of human health or the environment, as now or may at any time hereafter be in effect.

         "Event of Default" has the meaning set forth in Section 3.1 hereof.

         "Excluded Assets" means (i) Gaming Licenses and Liquor Licenses, (ii) any other governmental approval or permit to the extent that, under the terms and conditions of such approval or under applicable law, it cannot be subjected to a Lien in favor of the Beneficiary without the approval of the relevant Governmental Authority, but only to the extent that such approval has not been obtained; (iii) any Collateral that is exclusively subject to any agreement with a third party that, pursuant to its terms, prohibits the grant of a lien on such Collateral; provided that the Grantor (as defined in the Security Agreement) of such Collateral shall use its reasonable best efforts to obtain such third party's consent to assignment of all such agreements; (iv) FF&E to the extent financed or refinanced by, or the proceeds of, an FF&E Financing to the extent that (A) the purchase or lease of such FF&E was not financed with the proceeds of the Notes but with the proceeds of an FF&E Financing and (B) the Grantor (as defined in the Security Agreement) is permitted to enter into or maintain such FF&E Financing for such FF&E under the Indenture; and (v) any Collateral sold pursuant to a sale and leaseback transaction permitted under the Indenture, but will include the grantor's leasehold interest in such property; provided that the Beneficiary shall, if requested by the Grantor (as defined in the Security Agreement), execute and deliver, at such Grantor's sole expense, any instruments reasonably necessary or appropriate to release the lien of the Security Agreement with respect to or otherwise confirm that the lien of the Security Agreement does not apply to any of such Excluded Assets; provided further that any such FF&E Financing shall encumber only that FF&E specifically subject to such FF&E Financing; and provided further that any such Excluded Asset now or hereafter acquired by Grantor (as defined in the Security Agreement) shall automatically become part of the Collateral when and to the extent it may subsequently be made subject to such a lien and/or such approval is obtained and/or such FF&E Financing has been repaid, satisfied or terminated (as applicable) and/or such Collateral sold pursuant to a sale and leaseback transaction has been released;(vi) any and all assets of any Person designated as an Unrestricted Subsidiary; and (vii) the Six Acre Tract to the extent the same is contributed to an Unrestricted Subsidiary of Trustor as permitted by the Indenture and any improvements thereon to the extent such improvements are developed after such contribution to the Unrestricted Subsidiary.

         "FF&E" means all of Trustor's personal property, equipment, supplies, building and other materials of every nature whatsoever and all other personal property wherever located, including, but not limited to, all general equipment and devices which are or are to be installed and used in connection with the operation of the Riviera and the Land, all computer equipment, calculators, adding machines, and any other electronic equipment of every nature used or located at the Riviera, all fixtures, appurtenances and personal property now or in the future contained in, used in connection with, attached to, or otherwise useful or convenient to the use, operation, or occupancy of, or placed on, but unattached to, any part of the Riviera or the Land, whether or not the same constitutes real property or fixtures in the State of Nevada, including, without limitation, all removable window and floor coverings, all furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and elevator and escalator plants, machinery, equipment and appliances, cooking facilities, vacuum cleaning systems, telephone, television, public address and communications systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, fittings, fixtures, and building materials, together with all venetian blinds, shades, draperies, drapery and curtain rods, brackets, bulbs, cleaning apparatus, mirrors, lamps, ornaments, cooling apparatus and equipment, ranges and ovens, garbage disposals, dishwashers, mantels, and any and all such property, including, without limitation, all parts thereof and accessions thereto, which is at any time installed in, affixed to or placed upon the Riviera or the Land.

         "FF&E Financing Agreement" shall have the meaning ascribed to that term in Section 1.9(d) hereof.

         "Gaming Equipment" means any slot machines, gaming tables and other gaming devices, as defined in NRS 463.0155, any cashless wagering system as defined in NRS 463.014 and associated equipment as defined in NRS 463.0136.

         "Governmental Authority" means any agency, authority, board, bureau, commission, department, office, public entity, or instrumentality of any nature whatsoever of the federal government of the United States or any foreign government, any state, province or any city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, any Gaming Authority.

         "Guarantor(s)" means each of (i) ROC, RGM, RGMC and RBH and (ii) any other Affiliate of Trustor that executes a guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

         "Imposition" means any taxes, assessments, water rates, sewer rates, maintenance charges, other governmental impositions and other charges now or hereafter levied or assessed or imposed against the Trust Estate or any part thereof.

         "Improvements" means (1) all the buildings, structures, facilities and improvements of every nature whatsoever now or hereafter situated on the Land or any real property encumbered hereby, and (2) all fixtures, machinery, appliances, goods, building or other materials, equipment, including without limitation all gaming equipment and devices, and all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage; all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumbwaiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, computers, drapes, drapery rods and brackets mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice-boxes and heating units; all kitchen and restaurant equipment, including but not limited to silverware, dishes, menus, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and finishings, communication systems, and equipment; all cocktail lounge supplies, including but not limited to bars, glassware, bottles and tables used in connection with the Land; all chaise lounges, hot tubs, swimming pool heaters and equipment and all other recreational equipment (computerized and otherwise), beauty and barber equipment, and maintenance supplies used in connection with the Land; all amusement rides and attractions attached to the Land, all specifically designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned or leased by Trustor or in which Trustor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Land or any real or personal property encumbered hereby or any other Improvements, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, and all of the right, title and interest of Trustor in and to any such property, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered.

         "Indenture" means that certain Indenture, dated as of June 26, 2002, by and among Beneficiary, as trustee, Trustor, as issuer, and Guarantors, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         "Insolvent" means with respect to any person or entity, that such person or entity shall be deemed to be insolvent if he or it is unable to pay his or its debts as they become due and/or if the fair market value of his or its assets does not exceed his or its aggregate liabilities.

         "Intangible Collateral" means (a) all of Trustor's chattel paper, including writings that evidence both a monetary obligation and a security interest in or lease of specific goods, instruments, promissory notes, acceptances, drafts, checks, certificates of deposit and other writings that evidence a right to the payment of money by any other Person, in each case whether now existing or hereafter arising and wherever arising and whether or not earned by performance, other general intangibles, documents of title, warehouse receipts, leases, tax refund claims, partnership interests, indemnification and other similar claims and contract rights, permits and licenses, including, without limitation, any licenses held or to be held by Trustor necessary to operate the Riviera or conduct business on the Land (other than any gaming or other licenses in which a security interest cannot be granted without the consent of third parties and no such consent has been given), franchises, certificates, stock, and all rights in, to and under all security agreements, mortgages, deeds of trust, guarantees, leases and other agreements or contracts securing or otherwise relating to any of the foregoing; (b) all of the trademarks and service marks now held or hereafter acquired by Trustor, which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by such Grantor in the United States (the "Marks") and trade dress including logos, designs, trade names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used in the United States together with the registration and right to renewals thereof, and the goodwill of the business of such Grantor symbolized by the Marks and all licenses associated therewith; (c) all United States copyrights which each Trustor now or hereafter has registered with the United States Copyright Office, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by Trustor; (d) all patents and patent applications of Trustor, which are now or hereafter pending or granted by the United States Patent and Trademark Office or any successor thereto or to which Trustor now or hereafter has title and any divisions or continuations thereof, as well as all renewals thereof, (e) all computer programs created by or for Trustor and which Trustor owns the copyright with respect thereto and all intellectual property rights therein and all other proprietary information of Trustor, including, but not limited to, trade secrets; (f) all of the agreements to which Trustor may be a party from time to time, as such agreements may be amended or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of Trustor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of Trustor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any of the Trust Estate or the Assigned Agreements, (iii) claims of Trustor for damages arising out of or for breach of or default under the Assigned Agreements, and (iv) the right of Trustor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; (g)
subject to the absolute assignment contained herein, the Rents; (g) all securities of Trustor's subsidiaries, whether now in existence of hereafter incorporated or formed; (h) all replacements, additions, accessions, substitutions, proceeds, products, offspring, rents and profits, relating to any of the foregoing, and all documents, records, ledger sheets and files of such Grantor relating thereto.

         "Intercreditor Agreement" means that intercreditor agreement that the Trustor, the Guarantors and one or more lenders may enter into in connection to a credit facility agreement among such parties pursuant to which Trustor and the Guarantors may incur up to $30,000,000 of Indebtedness, whereupon the Liens on the Collateral securing the Notes will be subordinated to the Liens securing up to $30,000,000 of Indebtedness under such credit facility.

         "Land" means the real property situated in the County of Clark, State of Nevada, more specifically described in Schedule A attached hereto and incorporated herein by reference, including any after acquired title thereto.

         "Legal Requirements" means all applicable restrictive covenants, applicable zoning and subdivision ordinances and building codes, all applicable health and Environmental Laws and regulations, all applicable gaming laws and regulations, and all other applicable laws, ordinances, rules, regulations, judicial decisions, administrative orders, and other requirements of any Governmental Authority having jurisdiction over Trustor, the Trust Estate and/or any Affiliate of Trustor, in effect either at the time of execution of this Deed of Trust or at any time during the term hereof, including, without limitation, all Environmental Laws and Gaming Control Acts.

         "Loan Documents" means the Indenture, the Notes, and the Collateral Documents, together with any similar documents executed after the date hereof pursuant to Section 10.01 of the Indenture.

         "Noteholders" means the holders of the Notes.

         "Notes" means Trustor's $215,000,000 11% Senior Secured Notes due 2010, issued pursuant to the Indenture.

         "NRS" means the Nevada Revised Statutes as in effect from time to time.

         "Offering Circular" means that certain Offering Circular, dated as of June 19, 2002, relating to the offering of the Notes, and all supplements, schedules or other attachments thereto.

         "Permitted Dispositions" means: (i) the contribution of the Six Acre Tract to an Unrestricted Subsidiary as permitted under the Indenture; and (ii) the sale, transfer, lease or other disposition of assets in the Trust Estate, in the ordinary course of business, and other sales, transfers, lease or other dispositions of assets in the Trust Estate; provided that all provisions of the Indenture are complied with, including Sections 10.03, 10.04 and 11.05, and provided further that no sale, lease or other disposition of the Land or any portion thereof (excluding the Six Acre Tract to the extent contributed to an Unrestricted Subsidiary as permitted under the Indenture) shall be a Permitted Disposition.

         "Personal Property" has the meaning set forth in Section 1.12.

         "Proceeds" has the meaning assigned to it under the UCC and, in any event, subject to the provisions of the Indenture, shall include but not be limited to (i) any and all proceeds of any insurance (including without limitation property casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to any of the Trust Estate; (ii) any and all proceeds in the form of accounts, security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law and subject to the prior rights of tenants under the Space Leases), collections, contract rights, documents, instruments, chattel paper, liens and security instruments, guarantees or general intangibles relating in whole or in part to the Riviera and all rights and remedies of whatever kind or nature Trustor may hold or acquire for the purpose of securing or enforcing any obligation due Trustor thereunder; (iii) any and all payments in any form whatsoever made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Trust Estate by any Governmental Authority; (iv) subject to the absolute assignment contained herein, the Rents or other benefits arising out of, in connection with or pursuant to any Space Lease of the Trust Estate; and (v) any and all other amounts from time to time paid or payable in connection with any of the Trust Estate; provided, however, that Trustor is not authorized to dispose of any of the Trust Estate unless such disposition is a Permitted Disposition.

         "RBH" means Riviera Black Hawk, Inc., a Colorado corporation, and Guarantor under the Indenture.

         "Receiver" means, with respect to any Person (including Trustor), any receiver, trustee, custodian, debtor in possession, liquidator, sequestrator, administrator, conservator, or other successor appointed (whether by a court or otherwise) pursuant to any creditors exercise of remedies against such Person, or pursuant to a Bankruptcy of such Person, or for purposes of reorganization or liquidation, or otherwise for the benefit of such Person's creditors, or under any similar circumstances, or otherwise having similar powers over such Person or its property, whether such Receiver acts on an interim, temporary, or final basis and whether such appointment applies to all or any significant portion of such Person's assets or property, including or not including any of the Trust Estate.

         "Rents" means all rents, room revenues, income, receipts, issues, profits, revenues and maintenance fees, room, food and beverage revenues, license and concession fees, income, proceeds and other benefits to which Trustor may now or hereafter be entitled from the Land, the Improvements, the Space Leases or any property encumbered hereby or any business or other activity conducted by Trustor at the Land or the Improvements.

         "RGMC" means Riviera Gaming Management of Colorado, Inc., a Colorado corporation, and Guarantor under the Indenture.

         "Riviera" means the Riviera Hotel & Casino and any other hotel, casino or resort constructed on the Land in the future.

         "Riviera Financing" means the transactions related to the Notes, the Indenture, and the Collateral Documents.

         "RGM" means Riviera Gaming Management, Inc., a Nevada corporation, and Guarantor under the Indenture.

         "ROC" means Riviera Operating Corporation, a Nevada corporation, and Guarantor under the Indenture.

         "Secured Obligations" means (i) the payment by Trustor to the Noteholders or Beneficiary of all indebtedness now or hereafter owed to Beneficiary by Trustor in connection with the Riviera Financing, whether at stated maturity, by acceleration or otherwise, including, without limitation, Trustor's obligations under the Indenture, the Notes, the Collateral Documents or any related documents securing the obligations thereunder, together with any interest thereon, fees, expenses, Liquidated Damages, indemnification or otherwise, in connection therewith and extensions, modifications and renewals thereof, (ii) the performance by Trustor of all other obligations and the discharge of all other liabilities of Trustor to Beneficiary of every kind and character arising from the Riviera Financing, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, joint, several and joint and several, and whether created under this Deed of Trust, the other Collateral Documents or any other agreement to which Trustor and Beneficiary are parties, (iii) any and all sums advanced by Beneficiary in order to preserve the Trust Estate or preserve Beneficiary's security interest in the Trust Estate (or the priority thereof) and (iv) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Trust Estate, of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Beneficiary referred to above, or of any exercise by Beneficiary of its rights hereunder, together with reasonable attorneys' fees and disbursements and court costs.

         "Security Agreement" means that certain Security Agreement, entered into as of June 26, 2002, by and between Trustor, Beneficiary and the Guarantors.

         "Six Acre Tract" means that portion of the Land designated by Trustor (together with any easements appurtenant thereto) subject to the partial release provisions of Section 10.03 of the Indenture consisting of no more than six (6) contiguous acres fronting Riviera Boulevard which shall consist of land which is unimproved (except for paving and use as a parking area), (ii) shall be legally subdivided, and (iii) the release of which will not have a material adverse affect on the value of Riviera or the business or operations of Riviera.

         "Space Leases" means any and all leases, subleases, lettings, licenses, concessions, operating agreements, management agreements, and all other agreements affecting the Trust Estate that Trustor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, that give any person the right to conduct its business on, or otherwise use, operate or occupy, all or any portion of the Land or Improvements and any leases, agreements or arrangements permitting anyone to enter upon or use any of the Trust Estate to extract or remove natural resources of any kind, together with all amendments, extensions, and renewals of the foregoing entered into in compliance with this Deed of Trust, together with all rental, occupancy, service, maintenance or any other similar agreements pertaining to use or occupation of, or the rendering of services at the Land, the Improvements or any part thereof.

         "Space Lessee(s)" means any and all tenants, licensees, or other grantees of the Space Leases and any and all guarantors, sureties, endorsers or others having primary or secondary liability with respect to such Space Lease.

         "Stock Pledge and Security Agreements" means collectively, (i) that certain Stock Pledge and Security Agreement, dated as of even date herewith, executed by Trustor on behalf of Beneficiary, pursuant to which Trustor pledged its 100% interest in ROC, (ii) that certain Stock Pledge and Security Agreement, dated as of even date herewith, executed by ROC on behalf of Beneficiary, pursuant to which ROC pledged its 100% interest in RGM, (iii) that certain Stock Pledge and Security Agreement, dated as of even date herewith, executed by RGM on behalf of Beneficiary, pursuant to which RGM pledged its 100% interest in RGMC, (iv) that certain Stock Pledge and Security Agreement, dated as of even date herewith, executed by RGMC on behalf of Beneficiary, pursuant to which RGMC pledged its 100% interest in RBH, and (iv) any other stock pledge agreements executed after the date hereof pursuant to Section 4.21 of the Indenture.

         "Tangible Collateral" means all of Trustor's personal property, goods, equipment, supplies, building and other materials of every nature whatsoever, including, without limitation, FF&E, and all other tangible personal property constituting a part or portion of the Riviera and/or used in the operation of the hotels, casinos, restaurants, stores, parking facilities and all other commercial operations on the Land or Improvements, including but not limited to communication systems, visual and electronic surveillance systems and transportation systems and not constituting a part of the real property subject to the real property lien of this Deed of Trust and including all property and materials stored therein in which Trustor has an interest and all tools, utensils, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel, advertising and promotional material, blueprints, surveys, plans and other documents relating to the Land or Improvements, and all construction materials and all furnishings, fixtures and equipment, including, but not limited to, those items of furniture, fixtures and equipment which are to be purchased or leased by Trustor, machinery and any other item of personal property in which Trustor now or hereafter own or acquire an interest or right, and which are used or useful in the construction, operation, use and occupancy of the Riviera; to the extent permitted by the applicable contract or applicable law, all financial equipment, computer equipment, calculators, adding machines, and any other electronic equipment of every nature used or located on any part of the Land or Improvements, and all present and future right, title and interest of Trustor in and to any casino operator's agreement, license agreement or sublease agreement used in connection with the Land or Improvements; provided, however, that Tangible Collateral does not include Excluded Assets.

         "Title Insurer" means First American Title Insurance Company, a California corporation.

         "Trust Estate" means all of the property  described in Granting Clauses
(A) through (P) below, inclusive, and each item of property therein described, provided, however, that such term shall not include the property described in Granting Clause (P) below.

         "Trustee" means First American Title Insurance Company, a California corporation, or any successor thereto appointed in accordance with this Deed of Trust.

         "Trustor" means Riviera Holdings Corporation, a Nevada corporation, and includes not only the original Trustor hereunder, but also any successors or assigns of the Trust Estate, or any part thereof, at any time and from time to time, as the case requires.

         "UCC" means the Uniform Commercial Code, as the same may, from time to time, be in effect in the State of Nevada.

         The following terms shall have the meaning assigned to such terms in the Indenture:

                  Affiliate
                  Bankruptcy Law
                  Cash Equivalents
                  Covenant Defeasance
                  Event of Loss
                  Gaming Authority
                  Gaming Laws
                  Gaming License
                  Holder
                  Legal Defeasance
                  Lien
                  Liquidated Damages
                  Permitted Liens
                  Person

In addition, any capitalized terms used in this Deed of Trust which are not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture.

                                               W I T N E S S E T H:
                                               -------------------

         IN CONSIDERATION OF TEN DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION; THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, AND FOR THE PURPOSE OF SECURING in favor of Beneficiary the Secured Obligations, Trustor, in consideration of the premises, and for the purposes aforesaid, does hereby IRREVOCABLY ASSIGN, BARGAIN, CONVEY, PLEDGE, RELEASE, HYPOTHECATE, WARRANT, AND TRANSFER UNTO TRUSTEE IN TRUST WITH POWER OF SALE FOR THE BENEFIT OF BENEFICIARY AND THE NOTEHOLDERS each of the following:

         (A)......The Land;

         (B)......TOGETHER WITH the Improvements;

         (C)......TOGETHER WITH all Appurtenant Rights;

         (D)......TOGETHER WITH the Tangible Collateral;

         (E)......TOGETHER WITH the Intangible Collateral;

         (F)......TOGETHER WITH, subject to the provisions of the Indenture, (i)
all the estate, right, title and interest of Trustor of, in and to all judgments and decrees, insurance proceeds, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of any of the property described in Granting Clauses (A), (B), (C), (D) and (E) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in Granting Clauses (A), (B), (C), (D) and (E) hereof or any part thereof, or to any Appurtenant Rights thereto, and Beneficiary is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittance therefor, and (subject to the terms hereof) to apply the same toward the payment of the indebtedness and other sums secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable; (ii) all proceeds of any sales or other dispositions of the property or rights described in Granting Clauses (A), (B), (C), (D) and (E) hereof or any part thereof whether voluntary or involuntary, provided, however, that the foregoing shall not be deemed to permit such sales, transfers, or other dispositions except as specifically permitted herein; and (iii) whether arising from any voluntary or involuntary disposition of the property described in Granting Clauses (A), (B), (C), (D) and
(E), all Proceeds, products, replacements, additions, substitutions, renewals and accessions, remainders, reversions and after-acquired interest in, of and to such property;

         (G) TOGETHER WITH the absolute assignment of any Space Leases or any part thereof that Trustor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, together with all of the following (including all "Cash Collateral" within the meaning of the Bankruptcy Law) arising from the Space Leases: (a) Rents (subject, however, to the aforesaid absolute assignment to Beneficiary and the conditional permission herein below given to Trustor to collect the Rents), (b) all guarantees, letters of credit, security deposits, collateral, cash deposits, and other credit enhancement documents, arrangements and other measures with respect to the Space Leases, (c) all of Trustor's right, title, and interest under the Space Leases, including the following: (i) the right to receive and collect the Rents from the lessee, sublessee or license, or their Successor(s), under any Space Lease(s) and (ii) the right to enforce against any tenants thereunder and otherwise any and all remedies under the Space Leases, including Trustor's right to evict from possession any tenant thereunder or to retain, apply, use, draw upon, pursue, enforce or realize upon any guaranty of any Space Lease; to terminate, modify, or amend the Space Leases; to obtain possession of, use, or occupy, any of the real or personal property subject to the Space Leases; and to enforce or exercise, whether at law or in equity or by any other means, all provisions of the Space Leases and all obligations of the tenants thereunder based upon (A) any breach by such tenant under the applicable Space Lease (including any claim that Trustor may have by reason of a termination, rejection, or disaffirmance of such Space Lease pursuant to any Bankruptcy Law) and (B) the use and occupancy of the premises demised, whether or not pursuant to the applicable Space Lease (including any claim for use and occupancy arising under landlord-tenant law of the State of Nevada or any Bankruptcy Law). Permission is hereby given to Trustor, so long as no Event of Default has occurred and is continuing hereunder, to collect and use the Rents, as they become due and payable, but not in advance thereof, and to exercise the administrative rights specified in (c)(ii) above. Upon the occurrence of an Event of Default, the permission hereby given to Trustor to collect the Rents and to exercise the administrative rights specified in (ii) above shall automatically terminate, but such permission shall be reinstated upon a cure of such Event of Default. Beneficiary shall have the right, at any time and from time to time, to notify any Space Lessee of the rights of Beneficiary as provided by this section;

         Notwithstanding anything to the contrary contained herein, the foregoing provisions of this Paragraph (G) shall not constitute an assignment for purposes of security but shall constitute an absolute and present assignment of the Rents to Beneficiary, subject, however, to the conditional license given to Trustor to collect and use the Rents as hereinabove provided; and the existence or exercise of such right of Trustor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Trustor;

         (H) TOGETHER WITH all of Trustor's right, title and interest in and to any and all maps, plans, specifications, surveys, studies, tests, reports, data and drawings relating to the Riviera, including, without limitation, all marketing plans, feasibility studies, soils tests, design contracts and all contracts and agreements of Trustor relating thereto including, without limitation, architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Land or Riviera or the construction, renovation or restoration of any of the Improvements or the extraction of minerals, sand, gravel or other valuable substances from the Land and purchase contracts or any agreement granting Trustor a right to acquire any land situated within the County of Clark, State of Nevada; provided, however, that Trustor shall maintain custody and control over same prior to the occurrence of an Event of Default;

         (I)......TOGETHER  WITH, to the extent permitted by applicable law, all of Trustor's right, title, and interest in and to any and all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including, without limitation, options, option rights, subdivision rights and contract rights) now or hereafter obtained by Trustor from any Governmental Authority having or claiming jurisdiction over the Land, the FF&E, the Riviera, or any other element of the Trust Estate or providing access thereto, or the operation of any business on, at, or from the Land;

         (J)......TOGETHER  WITH all water stock,  water permits and other water rights of any kind or nature relating to or appurtenant to the Land;

         (K)......TOGETHER  WITH all oil and gas and other  mineral  rights,  if any, in or pertaining to the Land and all royalty, leasehold and other rights of Trustor pertaining thereto;

         (L)......TOGETHER WITH, but subject to the provisions of the Indenture, any and all monies and other property, real or personal, which may from time to time be subjected to the lien hereof by Trustor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Trustee or Beneficiary pursuant to this Deed of Trust or any Loan Document, including, without limitation, any protective advances under this Deed of Trust; and all of Trustor's right, title, and interest in and to all extensions, improvements, betterments, renewals, substitutes for and replacements of, and all additions, accessions, and appurtenances to, any of the foregoing that Trustor may subsequently acquire or obtain by any means, or construct, assemble, or otherwise place on any of the Trust Estate, and all conversions of any of the foregoing; it being the intention of Trustor that all property hereafter acquired by Trustor and required by any Loan Document or this Deed of Trust to be subject to the lien of this Deed of Trust or intended so to be shall forthwith upon the acquisition thereof by Trustor be subject to the lien of this Deed of Trust as if such property were now owned by Trustor and were specifically described in this Deed of Trust and granted hereby or pursuant hereto, and Trustee and Beneficiary are hereby authorized, subject to Gaming Laws, to receive any and all such property as and for additional security for the obligations secured or intended to be secured hereby. Trustor agrees to take any action as may reasonably be necessary to evidence and perfect such liens or security interests, including, without limitation, the execution of any documents necessary to evidence and perfect such liens or security interests;

         (M)......TOGETHER  WITH  all  royalties,  earnings,  income,  proceeds, products, rents, revenues, reversions, remainders, issues, profits, avails, production payments, and other benefits directly or indirectly derived or otherwise arising from any of the foregoing, all of which are hereby assigned to Beneficiary, who, except as otherwise expressly provided in this Deed of Trust, is authorized to collect and receive the same, to give receipts and acquittances therefor and to apply the same to the Secured Obligations hereunder, whether or not then due and payable;

         (N)......TOGETHER WITH Proceeds of the foregoing property described in
Granting Clauses (A) through (M);

         (O)......TOGETHER WITH Trustor's rights further to assign, sell, lease, encumber or otherwise transfer or dispose of the property described in Granting Clauses (A) through (N) inclusive, above, for debt or otherwise, except to the extent expressly reserved by Trustor pursuant to Section 10.03 of the Indenture, or to evidence or secure a Permitted Lien or Permitted Disposition;

         (P)......EXPRESSLY EXCLUDING, HOWEVER, the Excluded Assets and FF&E (to
the extent that (i) the purchase of such FF&E was not financed with the proceeds of the Notes and (ii) Trustor is permitted to enter into a FF&E Financing Agreement for such FF&E under the terms of the Indenture, or under the Liens securing such FF&E Financing Agreement or if such FF&E Financing Agreement is deemed a "Permitted Lien" as defined in the Indenture).

         The foregoing grant shall be subject to the terms of the Intercreditor Agreement (if any).

         Trustor, for itself and its successors and assigns, covenants and agrees to and with Trustee that, at the time or times of the execution of and delivery of these presents or any instrument of further assurance with respect thereto, Trustor has good right, full power and lawful authority to assign, grant, convey, warrant, transfer, bargain or sell its interests in the Trust Estate in the manner and form as aforesaid, and that the Trust Estate is free and clear of all liens and encumbrances whatsoever, except the Permitted Liens, and Trustor shall warrant and forever defend the Trust Estate in the quiet and peaceable possession of Trustee and its successors and assigns against all and every person or persons lawfully or otherwise claiming or to claim the whole or any part thereof, except for the Permitted Liens. Trustor agrees that any greater title to the Trust Estate hereafter acquired by Trustor during the term hereof shall be automatically subject hereto.


                                   ARTICLE ONE

                              COVENANTS OF TRUSTOR

         The purchasers of the Notes have been induced to purchase the Notes on the basis of the following material covenants, all agreed to by Trustor:

1.1 Performance of Loan Documents. Trustor shall perform, observe and comply with each and every provision hereof, and with each and every provision contained in the Loan Documents and shall promptly pay to Beneficiary, when payment shall become due, the principal with interest thereon and all other sums required to be paid by Trustor under this Deed of Trust and the other Loan Documents.

1.2 General  Representations,  Covenants  and  Warranties.  Trustor  represents, covenants and warrants that: (a) Trustor has good and marketable title to an indefeasible fee estate in the Land, free and clear of all encumbrances except Permitted Liens, and that it has the right to hold, occupy and enjoy its interest in the Trust Estate, and has good right, full power and lawful authority to subject the Trust Estate to the Lien of this Deed of Trust and pledge the same as provided herein and Beneficiary may at all times peaceably and quietly enter upon, hold, occupy and enjoy the entire Trust Estate in accordance with the terms hereof; (b) neither Trustor nor any Affiliate of Trustor is Insolvent and no bankruptcy or insolvency proceedings are pending or contemplated by or, to the best of Trustor's knowledge, against Trustor or any Affiliate of Trustor; (c) all costs arising from construction of any Improvements, the performance of any labor and the purchase of all Tangible Collateral and Improvements have been or shall be paid when due; (d) the Land has frontage on, and direct access for ingress and egress to dedicated street(s), either directly or through an easement; (c) Trustor shall at all times conduct and operate the Trust Estate in a manner so as not to lose the right to conduct gaming activities at the Riviera; (f) no material part of the Trust Estate has been damaged, destroyed, condemned or abandoned, other than those portions of the Trust Estate that have been the subject of condemnation proceedings that have resulted in the conveyance of such portion of the Trust Estate to Trustor; (g) no part of the Trust Estate is the subject of condemnation proceedings, and Trustor has no knowledge of any contemplated or pending condemnation proceeding with respect to any portion of the Trust Estate; and (h) the Trust Estate and all structures, equipment, fixtures or activities thereon are in compliance with all applicable zoning and land use ordinances and regulations, building codes, and fire codes except where failure to comply would not have a material adverse effect on Trustor's business, finances or operations.

1.3 Compliance with Legal Requirements. Trustor shall promptly, fully, and faithfully comply with all Legal Requirements and shall cause all portions of the Trust Estate and its use and occupancy to fully comply with Legal Requirements at all times, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, structural or nonstructural, or that interfere with the use or enjoyment of the Trust Estate.

1.4 Taxes. Trustor shall pay all Impositions prior to delinquency and shall deliver to Beneficiary promptly upon Beneficiary's request evidence satisfactory to Beneficiary that the Impositions have been paid or are not delinquent; provided that Trustor may contest, in good faith any Imposition so long as Trustor posts an adequate bond therefor. Trustor shall not suffer to exist, permit or initiate the joint assessment of the real and personal property, or any other procedure whereby the lien of the real property taxes and the lien of the personal property taxes shall be assessed, levied or charged to the Land as a single lien, except as may be required by law. In the event of the passage of any law deducting from the value of real property for the purposes of taxation any lien thereon, or changing in any way the taxation of deeds of trust or obligations secured thereby for state or local purposes, or the manner of collecting such taxes and imposing a tax, either directly or indirectly, on this Deed of Trust or the Notes, Trustor shall pay all such taxes.

1.5      Insurance.

(a)      Hazard Insurance Requirements and Proceeds.

(1) Hazard Insurance. Trustor shall at its sole expense obtain for, deliver to, assign and maintain for the benefit of Beneficiary, during the term of this Deed of Trust, insurance policies insuring the Trust Estate and liability insurance policies, all in accordance with the requirements of Section 4.19 of the Indenture. Trustor shall pay promptly when due any premiums on such insurance policies and on any renewals thereof. The forms of such policies shall be customary for the type of insurance and the companies issuing them shall be of reasonably sufficient net worth. Copies of all such policies and renewals thereof shall be given to Beneficiary and all such policies shall contain a noncontributory standard mortgagee or beneficiary endorsement (Form 438 BFU or its equivalent) making losses payable to Beneficiary as its interest may appear and shall name the Beneficiary as an additional insured. At least thirty (30) days prior to the expiration date of all such policies, evidence of the renewal thereof reasonably satisfactory to Beneficiary shall be delivered to Beneficiary together with receipts evidencing the payment of all premiums on such insurance policies and renewals. In the event of loss, Trustor shall give immediate written notice to Beneficiary and Beneficiary may make proof of loss if not made promptly by Trustor. In the event of the foreclosure of this Deed of Trust or any other transfer of title to the Trust Estate in extinguishment of the indebtedness and other sums secured hereby, all right, title and interest of Beneficiary in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee, upon delivery of written notice to Beneficiary within thirty (30) days following the occurrence of such loss.

(2) Proceeds. If the Trust Estate is materially damaged or destroyed, Trustor shall give prompt notice thereof to Beneficiary and all insurance proceeds shall be paid to Trustor, subject to the terms of Section 4.10 of the Indenture.

(b) Insurance Escrow. In order to secure the performance and discharge of the Trustor's obligations under this Section 1.5, but not in lieu of such obligations, Trustor shall, upon a failure to pay or provide such insurance, at the times and in the manner required herein, pay over to Beneficiary an amount equal to one-twelfth (1/12th) of the next maturing annual insurance premiums for each month that has elapsed since the last date to which such premiums were paid; and pay over to Beneficiary, on the first day of each month, sufficient funds (as estimated from time to time) to permit Beneficiary to pay said premiums when due. Such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Beneficiary, and no interest shall be payable in respect thereof except as required by law. Upon demand by Beneficiary, Trustor shall deliver to Beneficiary such additional monies as are necessary to make up any deficiencies in the amounts necessary to enable Beneficiary to pay such premiums when due. Notwithstanding the foregoing, if an impound account is required in connection to such insurance, both the Trustor and the Beneficiary shall comply with the provisions of NRS ss.ss. 100.091 and 106.105, as applicable.

(c) Compliance with Insurance Policies. Trustor shall not violate or permit to be violated any of the conditions or provisions of any policy of insurance required by the Indenture or this Deed of Trust and Trustor shall so perform and satisfy the requirements of the companies writing such policies that, at all times, companies of good standing shall be willing to write and/or continue such insurance. Trustor further covenants to promptly send to Beneficiary copies of all notices relating to any material violation of such policies or otherwise materially adversely affecting Trustor's insurance coverage or ability to obtain and maintain such insurance coverage.

1.6 Condemnation. Immediately upon knowledge obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Estate or any material portion thereof, Trustor will notify Beneficiary of the pendency of such proceedings. All condemnation proceeds shall be applied in accordance with the provisions of Section 4.10 of the Indenture.

1.7      Care of Trust Estate.
         --------------------

(a) Trustor shall preserve and maintain the Trust Estate in good condition and repair, reasonable wear and tear excepted. Trustor shall not permit, commit or suffer to exist any waste, impairment or deterioration of the Trust Estate or of any part thereof that in any manner materially impairs Beneficiary's security hereunder and shall not take any action which will increase the risk of fire or other hazard to the Trust Estate or to any part thereof.

(b) Except for Permitted Dispositions, no part of the Improvements shall be removed, demolished or (except for existing construction projects) materially altered without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld. Trustor shall have the right, without such consent, to remove and dispose of free from the lien of this Deed of Trust any part of the Improvements as from time to time may become worn out or obsolete, provided that either (1) such removal or disposition does not materially affect the value of the Trust Estate or (ii) prior to or promptly following such removal, any such property shall be replaced with other property of substantially equal utility and of a value at least substantially equal to that of the replaced property when first acquired and free from any security interest of any other person (subject only to Permitted Liens), and by such removal and replacement Trustor shall be deemed to have subjected such replacement property to the lien of this Deed of Trust.

(c) Notwithstanding the foregoing provisions of this Section 1.7, the Six Acre Tract may be developed following contribution of the Six Acre Tract to an Unrestricted Subsidiary by Trustor as permitted under the Indenture.

1.8      Space Leases.
         ------------

(a)      Trustor represents and warrants that:

(i) Trustor has delivered to Beneficiary true, correct and complete copies of all Space Leases, including all amendments and modifications, written or oral existing as of the date hereof;

(ii) Trustor has not executed or entered into any modifications or amendments of the Space Leases, either orally or in writing, other than amendments that have been disclosed to Beneficiary in writing;

(iii)    no default now exists under any Space Lease;

(iv) no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or would entitle Trustor or any other party under such Space Lease to cancel the same or otherwise avoid its obligations;

(v) Trustor has not accepted prepayments of installments of Rent under any Space Leases more than thirty days in advance of the due date therefor and except for security deposits not in excess of one month's Rent;

(vi) except for the assignment effected hereby, Trustor has not executed any assignment or pledge of any of Space Leases, the Rents, or of Trustor's right, title and interest in the same; and

(vii) this Deed of Trust conforms and complies with all Space Leases, does not constitute a violation or default under any Space Lease, and is and shall at all times constitute a valid lien on Trustor's interests in the Space Leases.

1.9      Further Encumbrance.
         -------------------

(a) Trustor covenants that at all times prior to the discharge of the Indenture, except for Permitted Liens, Permitted Dispositions and dispositions permitted under Section 1.10 or as otherwise permitted under the Indenture, Trustor shall neither make nor suffer to exist, nor enter into any agreement for, any sale, assignment, exchange, mortgage, transfer, Lien, hypothecation or encumbrance of all or any part of the Trust Estate, including, without limitation, the Rents. As used herein, "transfer" includes the actual transfer or other disposition, whether voluntary or involuntary, by law, or otherwise, except those transfers specifically permitted herein, provided, however, that "transfer" shall not include the granting of utility or other beneficial easements with respect to the Trust Estate which have been granted by Trustor and are reasonably necessary to the construction, maintenance or operation of the Riviera.

(b) Any Permitted Lien described in the definition of "Permitted Liens" set forth in Section 1.01 of the Indenture which is junior to the lien of
Beneficiary granted by Trustor pursuant to the Collateral Documents (a "Subordinate Deed of Trust") shall be permitted hereunder so long as there shall have been delivered to Beneficiary, not less than thirty (30) days prior to the date thereof, a copy thereof which shall contain express covenants in form and substance reasonably satisfactory to Beneficiary to the effect that: (i) the Subordinate Deed of Trust is in all respects subject and subordinate to this Deed of Trust; (ii) if any action or proceeding shall be brought to foreclose the Subordinate Deed of Trust (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), no tenant of any portion of the Trust Estate shall be named as a party defendant nor shall any action be taken with respect to the Trust Estate which would terminate any occupancy or tenancy of the Trust Estate, or any portion thereof, without the consent of Beneficiary; (iii) any Rents, if collected through a receiver or by the holder of the Subordinate Deed of Trust, shall be applied first to the obligations secured by this Deed of Trust, including principal and interest due and owing on or to become due and owing on the Notes, and then to the payment of maintenance expenses, operating charges, taxes, assessments, and disbursements incurred in connection with the ownership, operation, and maintenance of the Trust Estate; and (iv) if any action or proceeding shall be brought to foreclose the Subordinate Deed of Trust, prompt notice of the commencement thereof shall be given to Beneficiary.

(c) Trustor agrees, that in the event the ownership of the Trust Estate or any part thereof becomes vested in a person other than Trustor, Beneficiary may, without notice to Trustor, deal in any way with such successor or successors in interest with reference to this Deed of Trust, the Notes and other Secured Obligations without in any way vitiating or discharging Trustor's or any guarantor's, surety's or endorser's liability hereunder or upon the obligations hereby secured. No sale of the Trust Estate and no forbearance to any person with respect to this Deed of Trust and no extension to any person of the time for payment of the Notes, and other sums hereby secured given by Beneficiary shall operate to release, discharge, modify, change or affect the original liability of Trustor, or such guarantor, surety or endorser either in whole or in part.

(d) This Deed of Trust, as applied to property subject to an FF&E Financing Agreement, shall be subordinated to the liens of any FF&E Financing Agreements (as hereinafter defined in this Section 1.9(d) (or if required by an FF&E Financing Agreement, it shall be released) and any future or further advances made thereunder and to any modifications, renewals or extensions thereof to which the lien of this Deed of Trust attaches, provided, however, that any such FF&E Financing Agreement shall encumber only that FF&E specifically subject to the FF&E Financing Agreement. Trustor covenants and agrees to comply with all of the terms and conditions set forth in any FF&E Financing Agreement. If Trustor shall fail to make any payment of principal of or pursuant to any FF&E Financing Agreement on its part to be performed or observed, except where Trustor is contesting such payment in good faith, then Beneficiary may make such payment of the principal of or interest on the sums secured by such security interest or may make any payment in order to perform or observe any other term, covenant, condition or agreement of any FF&E Financing Agreement on Trustor's part to be performed or observed and any and all sums so expended by Beneficiary or Trustee shall be secured by this Deed of Trust and shall be repaid by Trustor upon demand, together with interest thereon at the interest rate on the Notes from the date of advance. In furtherance of such subordination or release, as applicable, Beneficiary, upon receipt of an officer's certificate from Trustor certifying that the requirements of this Section 1.9(d) have been satisfied, shall execute, acknowledge and deliver to Trustor, at Trustor's expense, any and all such evidence and documents necessary to evidence the subordination or release of this Deed of Trust in accordance with the foregoing provisions of this Section 1.9(d). As used herein, "FF&E Financing Agreement" shall mean (A) any financing (i) as to which the lender holds a security interest in only the assets purchased, constructed or leased by such financing for the payment of principal, interest and other amounts in connection therewith, (ii) which is permitted by the Indenture to be incurred and (iii) the proceeds of which are used to acquire, construct or lease the FF&E subject to such security interest, and (B) any refinancing or renewal of any financing under clause (A).

1.10     Partial Releases of Trust Estate.
         --------------------------------

(a) Trustor may from time to time (i) transfer a portion of the Trust Estate (including any temporary taking) to any person legally empowered to exercise the power of eminent domain, (ii) make a Permitted Disposition, or (iii) grant utility easements reasonably necessary for the construction and operation of the Riviera, which grant or transfer is for the benefit of the Trust Estate. In each such case, Beneficiary shall execute and deliver any instruments necessary or appropriate to effectuate or confirm any such transfer or grant, free from the lien of this Deed of Trust, provided, however, that Beneficiary shall execute a lien release or subordination agreement, as appropriate, for matters described in clauses (i) and (iii) above only if:

(1)Beneficiary and Trustee shall have received an Officer's Certificate required by Section 10.04 of the Indenture;

(2) No Event of Default shall have occurred hereunder, and no event which with notice or lapse of time or both would constitute such Event of Default, has occurred and is continuing and that the conditions of this Section 1.10 have been fulfilled, and such transfer, grant or release is permitted by the Indenture;

(3) Beneficiary and Trustee shall have received a counterpart of the instrument pursuant to which such transfer, grant or release is to be made, and each instrument which Beneficiary or Trustee is requested to execute in order to effectuate or confirm such transfer, grant or release;

(4) In the case of a transfer to a person legally empowered to exercise the power of eminent domain, which transfer involves property whose value is greater than five million dollars ($5,000,000), Beneficiary and Trustee shall have received an opinion of counsel, who may be counsel to Trustor, to the effect that assignee or grantee of the portion of the Trust Estate being transferred is legally empowered to take such portion under the power of eminent domain; and

(5) Beneficiary and Trustee shall have received such other instruments, certificates (including evidence of authority) and opinions as Beneficiary or Trustee may reasonably request, including, but not limited to, opinions that the proposed release is permitted by this Section 1.10.

(b) Trustor may transfer all or part of the Six Acre Tract at any time or times provided such transfer is permitted by the Indenture and in compliance with applicable laws (including subdivision laws). In such event, Beneficiary shall execute and deliver any instruments necessary or appropriate to effectuate or confirm such transfer, free from the lien of this Deed of Trust, without the payment of any partial release for, or any other prepayment with respect to, the Notes, provided, however, that Beneficiary shall execute a lien release only if:

(1)Beneficiary and Trustee shall have received an Officer's Certificate required by Section 10.04 of the Indenture;

(2) no Event of Default shall have occurred hereunder, and no event which with notice or lapse of time or both would constitute such Event of Default, has occurred and is continuing and that the conditions of this Section 1.10 have been fulfilled, and such transfer and release is permitted by the Indenture;

(3) Beneficiary and Trustee shall have received a counterpart of the instrument pursuant to which such transfer or release is to be made, and each instrument which Beneficiary or Trustee is requested to execute in order to effectuate or confirm such transfer or release;

(4) Trustee and Beneficiary shall have been provided a legal description of the portion or all of the Six Acre Tract, as applicable, in form reasonably acceptable to Trustee and Beneficiary;

(5) the release of the lien of this Deed of Trust on the portion or all of the Six Acre Tract, as applicable, shall not constitute or result in a violation of any subdivision, subdivided lands or other governmental law or regulation nor of any private restrictions affecting the Land;

(6) upon release of this Deed of Trust on a portion or all of the Six Acre Tract, as applicable, the Title Insurer, as the title insurance company insuring Beneficiary's interest under this Deed of Trust, shall issue to Beneficiary an endorsement to such policy, in form and substance satisfactory to Beneficiary in its sole discretion, confirming the continued priority of the lien of this Deed of Trust with respect to the remainder of the Land and the Title Insurer's continuing liability under such policy;

(7) Trustor shall pay promptly to Beneficiary all costs and expenses incurred by or on behalf of Beneficiary in connection with the release of the lien of this Deed of Trust on the Six Acre Tract, including without limitation all reasonable fees and expenses of counsel, all recordation fees, the costs of any endorsement to Beneficiary's title insurance policy required by Beneficiary, and any reasonable costs and expenses of Trustee;

(8) If the release of the lien on this Deed of Trust on the Six Acre Tract will materially impair the rights of access, ingress, and egress to and from the remaining portion of the Land and Improvements (as evidenced by a certificate of an Officer of Trustor which may be conclusively relied upon by Beneficiary or other evidence): (i) Trustor and Beneficiary shall execute and record such reciprocal easement agreements, and such declarations of covenants, conditions, restrictions or other agreements, the effect of which would be to burden and benefit the Six Acre Tract with rights of access, ingress, and egress, among other things, as Beneficiary and Trustor shall reasonably request, in such form and content as shall be satisfactory to Beneficiary and Trustor, and (ii) Beneficiary shall receive evidence that all easements, cost sharing and similar arrangements benefiting the Land and Improvements, which in the reasonable judgment of Beneficiary are necessary to continue the operations at the Riviera, have been entered into (or alternatively, Beneficiary's receipt of satisfactory assurance that such agreements will be entered into in due course);

(9) Trustee shall have received evidence that all other parties that have the right to consent to such release have given such consent;

(10) Trustee shall have received evidence (including a certificate of an Officer of Trustor which may be conclusively relied upon by Beneficiary) that the conveyance of the Six Acre Tract, or any part thereof, will not have a material adverse effect on the Riviera;

(11) Trustee shall have received evidence that the balance of the Land remaining after such severance constitutes (or will constitute, as a right) a separate parcel for purposes of taxes;

(12) all real property and personal property security for the payment of the Notes and other Obligations, fees, costs and expenses described herein, other than the real property comprising the Six Acre Tract, is and shall remain subject to the lien of this Deed of Trust; and

(13) Trustee shall have received such other documents, opinions and assurances as Trustee may reasonably request (all of the foregoing to be in a form and substance reasonably satisfactory to Trustee).

(c) Any consideration received for a transfer to any person empowered to exercise the right of eminent domain shall be subject to Section 1.6 hereof.

1.11     Further Assurances.
         ------------------

(a) At its sole cost and without expense to Trustee or Beneficiary, Trustor shall do, execute, acknowledge and deliver any and all such further acts, deeds, conveyances, notices, requests for notices, financing statements, continuation statements, certificates, assignments, notices of assignments, agreements, instruments and further assurances, and shall mark any chattel paper, deliver any chattel paper or instruments to Beneficiary and take any other actions that are necessary, prudent, or requested by Beneficiary or Trustee to perfect or continue the perfection and first priority of Beneficiary's security interest in the Trust Estate, (except as expressly provided in the Security Agreement), to protect the Trust Estate against the rights, claims, or interests of third persons other than holders of Permitted Liens or to effect the purposes of this Deed of Trust, including the security agreement and the absolute assignment of Rents contained herein, or for the filing, registering or recording thereof.

(b) Trustor shall forthwith upon the execution and delivery of this Deed of Trust, and thereafter from time to time, cause this Deed of Trust and each instrument of further assurance to be filed, indexed, registered, recorded, given or delivered in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the title of Trustee and/or Beneficiary to, the Trust Estate.

1.12 Security Agreement and Financing Statements. Trustor (as debtor) hereby grants to Beneficiary (as creditor and secured party) a present and future security interest in all Tangible Collateral, Intangible Collateral, FF&E (to the extent Beneficiary is permitted, in each applicable FF&E Financing Agreement, to maintain a security interest therein), Improvements, all other personal property now or hereafter owned or leased by Trustor or in which Trustor has or will have any interest, to the extent that such property constitutes a part of the Trust Estate (whether or not such items are stored on the premises or elsewhere), Proceeds of the foregoing comprising a portion of the Trust Estate and all proceeds of insurance policies and consideration awards arising therefrom and all proceeds, products, substitutions, and accessions therefor and thereto, subject to Beneficiary's rights to treat such property as real property as herein provided (collectively, the "Personal Property"). Trustor shall execute and/or deliver any and all documents and writings, including without limitation, financing statements pursuant to the UCC, as may be necessary or prudent to preserve and maintain the priority of the security interest granted hereby on property which may be deemed subject to the foregoing security agreement or as Beneficiary may reasonably request, (other than as expressly provided in the Security Agreement), and shall pay to Beneficiary on demand any reasonable expenses incurred by Beneficiary in connection with the preparation, execution and filing of any such documents. Trustor hereby authorizes and empowers Beneficiary to execute and file, on Trustor's behalf, all financing statements and refiling and continuations thereof as advisable to create, preserve and protect said security interest. This Deed of Trust constitutes both a real property deed of trust and a "security agreement," within the meaning of the UCC, and the Trust Estate includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Trust Estate. Trustor by executing and delivering this Deed of Trust has granted to Beneficiary, as security for the Secured Obligations, a security interest in the Trust Estate.

(a) Fixture Filing. Without in any way limiting the generality of the immediately preceding paragraph or of the definition of the Trust Estate, this Deed of Trust constitutes a fixture filing under NRS 104.9502. For such purposes, (1) the "debtor" is Trustor and its address is the address given for it in the initial paragraph of this Deed of Trust; (ii) the "secured party" is Beneficiary, and its address for the purpose of obtaining information is the address given for it in the initial paragraph of this Deed of Trust; (iii) the real estate to which the fixtures are or are to become attached is Trustor's interest in the land; and (v) the record owner of such real estate is Trustor.

(b) Remedies. This Deed of Trust shall be deemed a security agreement as defined in the UCC and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall include any or all of (i) those prescribed herein, and (ii) those available under applicable law, and
(iii) those available under the UCC, all at Beneficiary's sole election. In addition, a photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement for filing wherever filing may be necessary to perfect or continue the security interest granted herein.

(c) Derogation of Real Property. It is the intention of the parties that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing the express declaration and intention of the parties hereto as hereinabove stated that everything used in connection with the production of income from the Trust Estate and/or adapted for use therein and/or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable, shall be regarded as part of the real property encumbered by this Deed of Trust irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Beneficiary, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time. It is the intention of the parties that the mention in any such financing statement of (1) rights in or to the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Trustor's interest as lessors in any present or future Space Lease or rights to Rents, shall never be construed as in any way altering any of the rights of Beneficiary as determined by this Deed of Trust or impugning the priority of Beneficiary's real property lien granted hereby or by any other recorded document but such mention in the financing statement is declared to be for the protection of Beneficiary in the event any court or judge shall at any time hold with respect to the matters set forth in the foregoing clauses (1), (2) and (3) that notice of Beneficiary's priority of interest to be effective against a particular class of persons, including but not limited to, the federal government and any subdivisions or entity of the federal government, must be filed in the UCC records.

(d) Priority; Permitted Financing of Tangible Collateral.  Except as provided in
Section 1.9(d) hereof or as otherwise permitted by the Indenture or the other Collateral Documents, all Personal Property of any nature whatsoever, which is subject to the provisions of this security agreement, shall be purchased or obtained by Trustor in its name and free and clear of any lien or encumbrance, except for Permitted Liens and the lien hereof, for use only in connection with the business and operation of the Riviera, and shall be and at all times remain free and clear of any lease or similar arrangement, chattel financing, installment sale agreement, security agreement and any encumbrance of like kind, so that Beneficiary's security interest shall attach to and vest in Trustor for the benefit of Beneficiary, with the priority herein specified, immediately upon the installation or use of the Personal Property at the Land and Trustor warrants and represents that Beneficiary's security interest in the Personal Property is a validly attached and binding security interest, properly perfected and prior to all other security interests therein except as otherwise permitted in this Agreement. The foregoing shall not be construed as limiting Trustor's rights to transfer Personal Property pursuant to Permitted Dispositions or to obtain releases of Personal Property from the Lien of this Deed of Trust pursuant to Section 1.10 hereof.

(e) Preservation of Contractual Rights of Collateral. Trustor shall, prior to delinquency, default, or forfeiture, perform all obligations and satisfy all material conditions required on its part to be satisfied to preserve its rights and privileges under any contract, lease, license, permit, or other authorization (i) under which it holds any Tangible Collateral or (ii) which constitutes part of the Intangible Collateral except where Trustor is contesting such obligations in good faith.

(f) Removal of Collateral. Except as otherwise permitted herein or as otherwise permitted by the Indenture or the other Collateral Documents, none of the Tangible Collateral shall be removed from the Trust Estate without Beneficiary's prior written consent, and except damaged or obsolete Tangible Collateral which is either no longer usable or which is removed temporarily for repair or improvement or removed for replacement on the Trust Estate with Tangible Collateral of similar function.

(g) Change of Name. Except as permitted by the Indenture or the other Collateral Documents, Trustor shall not change its corporate or business name, or do business within the State of Nevada under any name other than such name, or any trade name(s) other than those as to which Trustor gives prior written notice to Beneficiary of its intent to use such trade names, or any other business names (if any) specified in the financing statements delivered to Beneficiary for filing in connection with the execution hereof, without providing Beneficiary with the additional financing statement(s) and any other similar documents deemed reasonably necessary by Beneficiary to assure that its security interest remains perfected and of undiminished priority in all such Personal Property notwithstanding such name change.

1.13 Assignment of Rents. The assignment of Space Leases and Rents set out above in Granting Clause (G) shall constitute an absolute and present assignment to Beneficiary, subject to the license herein given to Trustor to collect the Rents and to the provisions of the Indenture, and shall be fully operative without any further action on the part of any party, and specifically Beneficiary shall be entitled upon the occurrence of an Event of Default hereunder to all Rents, whether or not Beneficiary takes possession of the Trust Estate, or any portion thereof. The absolute assignment contained in Granting Clause (G) shall not be deemed to impose upon Beneficiary any of the obligations or duties of Trustor provided in any such Space Lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease in the event that any lessee shall have been joined as a party defendant in any action to foreclose this Deed of Trust and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Trust Estate or any part thereof).

1.14     Expenses.
         --------

(a) Trustor shall pay when due and payable all costs, including without limitation, those reasonable appraisal fees, recording fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, escrow fees, attorneys' and paralegal fees, travel expenses, fees for inspecting architect(s) and engineer(s) and all other costs and expenses of every character which have been incurred or which may hereafter be incurred by Beneficiary or any assignee of Beneficiary in connection with the preparation and execution of loan documents, amendments thereto or instruments, agreements or documents of further assurance, the funding of the Notes secured hereby, and the enforcement of any Loan Document; and

(b) Trustor shall, upon demand by Beneficiary, reimburse Beneficiary or any assignee of Beneficiary for all such reasonable expenses described in Section 1.14(a) which have been incurred or which shall be incurred by it; and

(c) Trustor shall indemnify Beneficiary with respect to any transaction or matter in any way connected with any portion of the Trust Estate, this Deed of Trust, including any occurrence at, in, on, upon or about the Trust Estate (including any personal injury, loss of life, or property damage), or Trustor's use, occupancy, or operation of the Trust Estate, or the filing or enforcement of any mechanic's lien, or otherwise caused in whole or in part by any act, omission or negligence occurring on or at the Trust Estate, including failure to comply with any Legal Requirement or with any requirement of this Deed of Trust be paid or performed by Trustor, unless caused by the gross negligence or willful misconduct of Beneficiary. If Beneficiary is a party to any litigation as to which either Trustor is required to indemnify Beneficiary (or is made a defendant in any action of any kind against Trustor or relating directly or indirectly to any portion of the Trust Estate) then, at Beneficiary's option, Trustor shall undertake Beneficiary's defense, using counsel reasonably satisfactory to Beneficiary (and any settlement shall be subject to Beneficiary's consent), and in any case shall indemnify Beneficiary against such litigation. Trustor shall pay all reasonable costs and expenses, including reasonable legal costs, that Beneficiary pays or incurs in connection with any such litigation. Any amount payable under any indemnity in this Deed of Trust shall be a demand obligation, shall be added to, and become a part of, the secured obligations under this Deed of Trust, shall be secured by this Deed of Trust, and shall bear interest at the interest rate on the Notes. Such indemnity shall survive any release of this Deed of Trust and any Foreclosure.

1.15 Beneficiary's Cure of Trustor's Default. If Trustor defaults in the payment of any tax, assessment, lien, encumbrance or other Imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term of this Deed of Trust or any other Loan Document, Beneficiary may, but is not obligated to, to preserve its interest in the Trust Estate, perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and reasonable costs and expenses incurred or paid by Beneficiary in connection therewith shall become due and payable immediately. The amounts so incurred or paid by Beneficiary, together with interest thereon at the interest rate on the Notes from the date incurred until paid by Trustor, shall be added to the indebtedness and secured by the lien of this Deed of Trust. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Trustor or any person in possession holding under Trustor. No exercise of any rights under this Section by Beneficiary shall cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

1.16 Use of Trust Estate. Trustor covenants that the Trust Estate shall be used and operated in a manner consistent with the description of the Riviera in the Offering Circular and shall be open during such days and hours as are customarily observed by casino-hotels located in Las Vegas, Nevada.

1.17 Compliance with Permitted Lien Agreements. Trustor or any Affiliate of Trustor shall comply with each and every obligation contained in any agreement pertaining to a Permitted Lien.

1.18 Defense of Actions. Trustor shall appear in and defend any action or proceeding affecting or purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee, and shall pay all costs and expenses, including cost of title search and insurance or other evidence of title, preparation of survey, and reasonable attorneys' fees in any such action or proceeding in which Beneficiary or Trustee may appear or may be joined as a party and in any suit brought by Beneficiary based upon or in connection with this Deed of Trust or any other Loan Document. Nothing contained in this section shall, however, limit the right of Beneficiary to appear in such action or proceeding with counsel of its own choice, either on its own behalf or on behalf of Trustor.

1.19     Affiliates.
         ----------

(a) Subject to Trust Deed. Trustor shall cause all of its Affiliates in any way involved with the operation of the Trust Estate or the Riviera to observe the covenants and conditions of this Deed of Trust to the extent necessary to give the full intended effect to such covenants and conditions and to protect and preserve the security of Beneficiary hereunder. Trustor shall, at Beneficiary's request, cause any such Affiliate to execute and deliver to Beneficiary or

Trustee such further instruments or documents as Beneficiary may reasonably deem necessary to effectuate the terms of this Section 1.19.

(b) Restriction on Use of Subsidiary or Affiliate. Trustor shall not use any Affiliate in the operation of the Trust Estate or the Riviera if such use would in any way impair the security for the Notes and the Indenture or circumvent any covenant or condition of this Deed of Trust or of any other Loan Document.

1.20 Title Insurance. Concurrently with the execution and delivery of this Deed of Trust, Trustor shall cause to be delivered to Beneficiary at Trustor's expense, an ALTA extended coverage Lender's Policy of Title Insurance (1992) in the amount of $125,000,000 (the "ATLA Policy"), showing fee title to the Land vested in Trustor and the lien of this Deed of Trust to be a first priority perfected lien, subject only to such typed exceptions as Beneficiary has approved, and including such endorsements and provisions for reinsurance as set forth in the ATLA Policy.


                                   ARTICLE TWO

                            CORPORATE LOAN PROVISIONS

2.1      Interaction with Indenture.

(a) Incorporation by Reference. All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Deed of Trust. Any capitalized term used in this Deed of Trust without definition, but defined in the Indenture, shall have the same meaning here as in the Indenture.

(b) Conflicts. Notwithstanding any other provision of this Deed of Trust, the terms and provisions of this Deed of Trust shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides Trustor with a particular cure or notice period, or establishes any limitations or conditions on Beneficiary's actions with regard to a particular set of facts, Trustor shall be entitled to the same cure periods and notice periods, and Beneficiary shall be subject to the same limitations and conditions, under this Deed of Trust as under the Indenture, in place of the cure periods, notice periods, limitations and conditions provided for under this Deed of Trust; provided, however, that such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Deed of Trust. In the event of any conflict or inconsistency between the provisions of this Deed of Trust and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

2.2 Other Collateral. This Deed of Trust is one of a number of security agreements to secure the debt delivered by or on behalf of Trustor pursuant to the Indenture and the other Loan Documents and securing the Secured Obligations hereunder. All potential junior Lien claimants are placed on notice that, under any of the Collateral Documents or otherwise (such as by separate future unrecorded agreement between Trustor and Beneficiary), other collateral for the Secured Obligations hereunder (i.e., collateral other than the Trust Estate) may, under certain circumstances, be released without a corresponding reduction in the total principal amount secured by this Deed of Trust. Such a release would decrease the amount of collateral securing the same indebtedness, thereby increasing the burden on the remaining Trust Estate created and continued by this Deed of Trust. No such release shall impair the priority of the lien of this Deed of Trust. By accepting its interest in the Trust Estate, each and every junior Lien claimant shall be deemed to have acknowledged the possibility of, and consented to, any such release. Nothing in this paragraph shall impose any obligation upon Beneficiary.


                                  ARTICLE THREE

                              DEFAULTS AND REMEDIES

3.1 Event of Default. The term "Event of Default," wherever used in this Deed of Trust, shall mean any one or more of the events of default listed in Section
6.01 of the Indenture, subject to such cure rights as may be expressly set forth in the Indenture (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

3.2 Acceleration of Maturity. If an Event of Default occurs, Beneficiary may (except that such acceleration shall be automatic if the Event of Default is caused by a Trustor's Bankruptcy), in accordance with Section 6.02 of the Indenture and subject to applicable law, declare the Notes and all indebtedness or sums secured hereby, to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Trustor waives) notwithstanding anything in this Deed of Trust or any other Loan Document to the contrary.

3.3 Protective Advances. If Trustor fails to make any payment or perform any other obligation under the Notes or any other Loan Document, then without thereby limiting Beneficiary's other rights or remedies, waiving or releasing any of Trustor's obligations, or imposing any obligation on Beneficiary, Beneficiary may either advance any amount owing or perform any or all actions that Beneficiary considers necessary or appropriate to cure such default. All such advances shall constitute "Protective Advances." No sums advanced or performance rendered by Beneficiary shall cure, or be deemed a waiver of any Event of Default.

3.4 Institution of Equity Proceedings. If an Event of Default occurs, Beneficiary may institute an action, suit or proceeding in equity for specific performance of this Deed of Trust, the Notes or any other Loan Document, all of which shall be specifically enforceable by injunction or other equitable remedy. Trustor waives any defense based on laches or any applicable statute of limitations.

3.5      Beneficiary's Power of Enforcement.
         ----------------------------------

(a) If an Event of Default occurs, Beneficiary shall be entitled, at its option and in its sole and absolute discretion, to prepare and record on its own behalf, or to deliver to Trustee for recording, if appropriate, written declaration of default and demand for sale and written Notice of Breach and

Election to Sell (or other statutory notice) to cause the Trust Estate to be sold to satisfy the obligations hereof, and in the case of delivery to Trustee, Trustee shall cause said notice to be filed for record.

(b) After the lapse of such time as may then be required by law following the recordation of said Notice of Breach and Election to Sell, and notice of sale having been given as then required by law, including compliance with all applicable Gaming Laws, Trustee without demand on Trustor, shall sell the Trust Estate or any portion thereof at the time and place fixed by it in said notice, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder, of cash in lawful money of the United States payable at the time of sale. Trustee may, for any cause it deems expedient, postpone the sale of all or any portion of said property until it shall be completed and, in every case, notice of postponement shall be given by public announcement thereof at the time and place last appointed for the sale and from time to time thereafter Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall execute and deliver to the purchaser its Deed, Bill of Sale, or other instrument conveying said property so sold, but without any covenant or warranty, express or implied. The recitals in such instrument of conveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale.

(c) After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including, without limitation, costs of evidence of title and reasonable attorneys' fees of Trustee or Beneficiary in connection with a sale, Trustee shall apply the proceeds of such sale to payment of all sums expended under the terms hereof not then repaid in accordance with the terms of the Indenture, with accrued interest at the interest rate on the Notes then to the payment of all other sums then secured hereby and the remainder, if any, to the person or persons legally entitled thereto as provided in NRS 40.462.

(d) Subject to compliance with applicable Gaming Laws, if any Event of Default occurs, Beneficiary may, either with or without entry or taking possession of the Trust Estate, and without regard to whether or not the indebtedness and other sums secured hereby shall be due and without prejudice to the right of Beneficiary thereafter to bring an action or proceeding to foreclose or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (1) to enforce payment of the Notes, to the extent permitted by law, or the performance of any term hereof or any other right; (2) to foreclose this Deed of Trust in any manner provided by law for the foreclosure of mortgages or deeds of trust on real property and to sell, as an entirety or in separate lots or parcels, the Trust Estate or any portion thereof pursuant to the laws of the State of Nevada or under the judgment or decree of a court or courts of competent jurisdiction, and Beneficiary shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including reasonable attorneys' fees in such amount as shall be awarded by the court; (3) to exercise any or all of the rights and remedies available to it under the Indenture; and (4) to pursue any other remedy available to it. Beneficiary shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Beneficiary may determine.

(e) The remedies described in this Section 3.5 may be exercised with respect to all or any portion of the Personal Property, either simultaneously with the sale of any real property encumbered hereby or independent thereof. Beneficiary shall at any time be permitted to proceed with respect to all or any portion of the Personal Property in any manner permitted by the UCC and Section 3.17. Trustor agrees that Beneficiary's inclusion of all or any portion of the Personal Property in a sale or other remedy exercised with respect to the real property encumbered hereby, as permitted by the UCC, is a commercially reasonable disposition of such property.

                  (f) The remedies described in this Section 3.5 and otherwise available to Beneficiary is subject to the terms and provisions of the Intercreditor Agreement, if theretofore executed and delivered by Beneficiary.

3.6  Beneficiary's Right to Enter and Take Possession, Operate and Apply Income.
     --------------------------------------------------------------------------

(a) Subject to compliance with applicable Gaming Laws, if an Event of Default occurs: (i) Trustor, upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession and, if and to the extent permitted by law, Beneficiary itself, or by such officers or agents as it may appoint, may enter and take possession of all the Trust Estate including the Personal Property, without liability for trespass, damages or otherwise, and may exclude Trustor and its agents and employees wholly therefrom and may have joint access with Trustor to the books, papers and accounts of Trustor; and (ii) Trustor shall pay monthly in advance to Beneficiary on Beneficiary's entry into possession, or to any receiver appointed to collect the Rents, all Rents then due and payable.

(b) If Trustor shall for any reason fail to surrender or deliver the Trust Estate, the Personal Property or any part thereof after Beneficiary's demand, Beneficiary may obtain a judgment or decree conferring on Beneficiary or Trustee the right to immediate possession or requiring Trustor to deliver immediate possession of all or part of such property to Beneficiary or Trustee and Trustor hereby specifically consents to the entry of such judgment or decree. Trustor shall pay to Beneficiary or Trustee, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Beneficiary or Trustee, their attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Deed of Trust.

(c) Subject to compliance with applicable Gaming Laws, upon every such entering upon or taking of possession, Beneficiary or Trustee may hold, store, use, operate, manage and control the Trust Estate and conduct the business thereof, and, from time to time in its sole and absolute discretion and without being under any duty to so act:

(1) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

(2)      insure or keep the Trust Estate insured;

(3) manage and operate the Trust Estate and exercise all the rights and powers of Trustor in their name or otherwise with respect to the same;

(4) enter into agreements with others to exercise the powers herein granted Beneficiary or Trustee, all as Beneficiary or Trustee from time to time may determine; and, subject to the absolute assignment of the Space Leases and Rents to Beneficiary, Beneficiary or Trustee may collect and receive all the Rents, including those past due as well as those accruing thereafter; and shall apply the monies so received by Beneficiary or Trustee in such priority as Beneficiary may determine to (i) the payment of interest and principal due and payable on the Notes, (ii) the deposits for taxes and assessments and insurance premiums due, (iii) the cost of insurance, taxes, assessments and other proper charges upon the Trust Estate or any part thereof; (iv) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary or Trustee; and (v) any other charges or costs required to be paid by Trustor under the terms hereof; and

(5) rent or sublet the Trust Estate or any portion thereof for any purpose permitted by this Deed of Trust.

         Beneficiary or Trustee shall surrender possession of the Trust Estate and the Personal Property to Trustor only when all that is due upon such interest and principal, tax and insurance deposits, and all amounts under any of the terms of the Indenture or this Deed of Trust, shall have been paid and all defaults made good. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

3.7 Space Lease. Beneficiary is authorized to foreclose this Deed of Trust subject to the rights of any tenants of the Trust Estate, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights shall not be, nor be asserted by Trustor to be, a defense to any proceedings instituted by Beneficiary to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Trust Estate, or any portion thereof. Unless otherwise agreed by Beneficiary in writing, all Space Leases executed subsequent to the date hereof, or any part thereof, shall be subordinate and inferior to the lien of this Deed of Trust; provided, however, that (i) Beneficiary shall at Trustor's request execute a non-disturbance and attornment agreement in connection with applicable lease transactions; and (ii) from time to time Beneficiary may execute and record among the land records of the jurisdiction where this Deed of Trust is recorded, subordination statements with respect to such of said Space Leases as Beneficiary may designate in its sole discretion, whereby the Space Leases so designated by Beneficiary shall be made superior to the lien of this Deed of Trust for the term set forth in such subordination statement. From and after the recordation of such subordination statements, and for the respective periods as may be set forth therein, the Space Leases therein referred to shall be superior to the lien of this Deed of Trust and shall not be affected by any foreclosure hereof. All such Space Leases shall contain a provision to the effect that the Trustor and Space Lessee recognize the right of Beneficiary to elect and to effect such subordination of this Deed of Trust and consents thereto.

3.8 Purchase by Beneficiary. Upon any foreclosure sale (whether judicial or nonjudicial), Beneficiary may bid for and purchase the property subject to such sale and, upon compliance with the terms of sale, may hold, retain and possess

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

and dispose of such property in its own absolute right without further accountability.

3.9 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Trustor agrees to the full extent permitted by law that if an Event of Default occurs, neither Trustor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Trust Estate or any portion thereof or the final and absolute putting into possession thereto immediately after such sale, of the purchasers thereof, and Trustor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Trust Estate marshalled upon any foreclosure of the lien hereof and agrees that Trustee or any court having jurisdiction to foreclose such lien may sell the Trust Estate in part or as an entirety.

3.10 Receiver. If an Event of Default occurs, Beneficiary, to the extent permitted by law and in accordance with all applicable Gaming Laws, and without regard to the value, adequacy or occupancy of the security for the indebtedness and other sums secured hereby, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Trust Estate and to collect all Rents and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by Beneficiary. Beneficiary may have a receiver appointed and shall promptly notify Trustor of such appointment of a receiver, and Beneficiary may waive any requirement that the receiver post a bond; provided, however, that failure to notify Trustor or any other third party shall not affect the enforceability of any actions taken by the receiver. Beneficiary shall have the power to designate and select the Person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. Any receiver appointed on Beneficiary's behalf may be an Affiliate of Beneficiary. The expenses, including receiver's fees, attorneys' fees, costs and agents compensation, incurred pursuant to the powers herein contained shall be secured by this Deed of Trust. The right to enter and take possession of and to manage and operate the Trust Estate and to collect all Rents, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to Beneficiary under this Deed of Trust, the Indenture or otherwise available to Beneficiary and may be exercised concurrently therewith or independently thereof Beneficiary shall be liable to account only for such Rents (including, without limitation, security deposits) actually received by
Beneficiary, whether received pursuant to this section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to, Beneficiary.

3.11 Suits to Protect the Trust Estate. Beneficiary shall have the power and authority to institute and maintain any suits and proceedings as Beneficiary, in its sole and absolute discretion, may deem advisable (a) to prevent any impairment of the Trust Estate by any acts which may be unlawful or any violation of this Deed of Trust, (b) to preserve or protect its interest in the Trust Estate, or (c) to restrain the enforcement of or compliance with any legislation or other Legal Requirement that may be unconstitutional or otherwise

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

invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Beneficiary's interest.

3.12 Proofs of Claim. In the case of any receivership, Insolvency, Bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Trustor, any Affiliate or any guarantor, co-maker or endorser of any of Trustor's obligations, its creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim or other documents as it may deem to be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Trustor under the Notes or any other Loan Document, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Trustor after such date.

3.13 Trustor to Pay the Notes on Any Default in Payment; Application of Monies by Beneficiary.

(a) In case of a foreclosure sale of all or any part of the Trust Estate and of the application of the proceeds of sale to the payment of the sums secured hereby, Beneficiary shall be entitled to enforce payment from Trustor of any additional amounts then remaining due and unpaid and to recover judgment against Trustor for any portion thereof remaining unpaid, with interest at the interest rate on the Notes, in accordance with NRS 40.451 et seq.

(b) Trustor hereby agrees to the extent permitted by law, that no recovery of any such judgment by Beneficiary or other action by Beneficiary and no attachment or levy of any execution upon any of the Trust Estate or any other property shall in any way affect the Lien and security interest of this Deed of Trust upon the Trust Estate or any part thereof or any Lien, rights, powers or remedies of Beneficiary hereunder, but such Lien rights, powers and remedies shall continue unimpaired as before.

(c) Any monies collected or received by Beneficiary under this Section 3.13 shall be first applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary, and the balance remaining shall be applied to the payment of amounts due and unpaid under the Notes, in each case, in accordance with the Indenture.

(d) The provisions of this Section 3.13 shall not be deemed to limit or otherwise modify the provisions of any guaranty of the indebtedness evidenced by the Notes.

3.14 Delay or  Omission;  No Waiver.  No delay or  omission  of  Beneficiary  or
Noteholder to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Beneficiary whether contained herein or in the Indenture or otherwise available to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary.

3.15 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Beneficiary or a majority of Noteholders, to the extent applicable under the Indenture: (a) grants forbearance or an extension of time for the

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

payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Notes, the Indenture, this Deed of Trust or any other Loan Document; (d) releases any part of the Trust Estate from the lien or security interest of this Deed of Trust or any other instrument securing the Notes; (e) consents to the filing of any map, plat or replat of the Land; (f) consents to the granting of any easement on the Land; or (g) makes or consents to any agreement changing the terms of this Deed of Trust or any other Loan Document subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the original liability under the Notes, this Deed of Trust or any other Loan Document or otherwise of Trustor, or any subsequent purchaser of the Trust Estate or any part thereof or any maker, co-signer, surety or guarantor. No such act or omission shall preclude Beneficiary from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Beneficiary, shall the lien or security interest of this Deed of Trust be altered thereby, except to the extent expressly provided in any releases, maps, easements or subordinations described in clause (d), (e), (f) or
(g) above of this Section 3.15. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Trust Estate, Beneficiary, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Trust Estate or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto without in any way releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer an Event of Default as provided herein. Notwithstanding anything to the contrary contained in this Deed of Trust or any other Loan Document, (i) in the case of any non-monetary Event of Default, Beneficiary may continue to accept payments due hereunder without thereby waiving the existence of such or any other Event of Default and (ii) in the case of any monetary Event of Default, Beneficiary may accept partial payments of any sums due hereunder without thereby waiving the existence of such Event of Default if the partial payment is not sufficient to completely cure such Event of Default.

3.16 Discontinuance of Proceedings; Position of Parties Restored. If Beneficiary shall have proceeded to enforce any right or remedy under this Deed of Trust by foreclosure, entry of judgment or otherwise and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case Trustor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceedings had occurred or had been taken.

3.17 Remedies Cumulative. No right, power or remedy, including without limitation, remedies with respect to any security for the Notes, conferred upon or reserved to Beneficiary by the Guarantees, this Deed of Trust or any other Loan Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Loan Document, now or hereafter existing at law, in equity or by statute, and Beneficiary shall be entitled to resort to such rights, powers, remedies or security as Beneficiary shall in its sole and absolute discretion deem advisable, subject to the terms of the Indenture. The rights and remedies of Beneficiary upon the occurrence of one or more defaults by Trustor may be exercised by Beneficiary, in the sole discretion of Beneficiary, either alternatively, concurrently, or consecutively in any order. The exercise by Beneficiary or Trustee, of any one or more of such rights and remedies shall not be construed to be an election of remedies nor a waiver of any other rights and remedies Beneficiary might have unless, and limited to the extent that, Beneficiary shall so elect or so waive by an instrument in writing delivered to Trustee. Without limiting the generality of the foregoing, to the extent that this Deed of Trust covers the real property and personal property, Beneficiary may, in the sole discretion of Beneficiary, either alternatively, concurrently, or consecutively in any order:

(a) Proceed as to both the real property, the personal property and other collateral in accordance with Beneficiary's rights and remedies in respect to the real property; or

(b) Proceed as to the real property in accordance with Beneficiary's rights and remedies in respect to the real property and proceed as to the personal property and other collateral in accordance with Beneficiary's rights and remedies in respect to the personal property and other collateral;

Beneficiary may in the sole discretion of Beneficiary, appoint Trustee as the agent of Beneficiary for the purpose of disposition of the personal property and other collateral in accordance with the Nevada Uniform Commercial Code -- Secured Transactions.

         If Beneficiary should elect to proceed as to both the real property, the personal property and other collateral in accordance with Beneficiary's rights and remedies in respect to real property:

(a) All the real property and all the personal property and other collateral may be sold, in the manner and at the time and place provided in this Deed of Trust, in one lot, or in separate lots consisting of any combination or combinations of the real property, the personal property and other collateral, as the Beneficiary may elect, in the sole discretion of Beneficiary.

(b) Trustor acknowledges and agrees that a disposition of the personal property and other collateral in accordance with Beneficiary's rights and remedies in respect to real property, as hereinabove provided, is a commercially reasonable disposition of the collateral.

         If Beneficiary should elect to proceed as to the personal property and other collateral in accordance with Beneficiary's rights and remedies in respect to personal property and other collateral, Beneficiary shall have all the rights and remedies conferred on a secured party by NRS 104.9601 to NRS 104.9628, both inclusive.

3.18 Interest After Event of Default. If an Event of Default shall have occurred and is continuing, all sums outstanding and unpaid under the Notes and this Deed of Trust shall bear interest in accordance with Section 4.01 of the Indenture until such Event of Default has been cured. Trustor's obligation to pay such interest shall be secured by this Deed of Trust.

3.19  Foreclosure;  Expenses of Litigation.  If Trustee  forecloses,  reasonable attorneys' fees for services in the supervision of said foreclosure proceeding shall be allowed to the Trustee and Beneficiary as part of the foreclosure costs. In the event of foreclosure of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title as Beneficiary may deem reasonably advisable either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Trust Estate or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Trust Estate and the maintenance of the lien and security interest of this Deed of Trust, including the fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust or any other Loan Document, the Trust Estate or any portion thereof, including, without limitation, civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Trustor, with interest thereon at the interest rate on the Notes, and shall be secured by this Deed of Trust. Trustee waives its right to any statutory fee in connection with any judicial or nonjudicial foreclosure of the lien hereof and agrees to accept a reasonable fee for such services.

3.20 Deficiency Judgments. If after foreclosure of this Deed of Trust or Trustee's sale hereunder, there shall remain any deficiency with respect to any amounts payable under the Notes or hereunder or any amounts secured hereby, and Beneficiary shall institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the interest rate on the Notes. To the fullest extent permitted by law, Trustor waives any defense to Beneficiary's recovery against Trustor of any deficiency after any foreclosure sale of the Trust Estate. Trustor expressly waives any defense or benefits that may be derived from any statute granting Trustor any defense to any such recovery by Beneficiary. In addition, Beneficiary and Trustee shall be entitled to recovery of all of their reasonable costs and expenditures (including without limitation any court imposed costs) in connection with such proceedings, including their reasonable attorneys' fees, appraisal fees and the other costs, fees and expenditures referred to in Section 3.19 above. This provision shall survive any foreclosure or sale of the Trust Estate, any portion thereof and/or the extinguishment of the lien hereof.

3.21 Waiver of Jury Trial. To the fullest extent permitted by law, Beneficiary and Trustor each waive any right to have a jury participate in resolving any dispute whether sounding in contract, tort or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with the Notes, this Deed of Trust or any other Loan Document. Any such disputes shall be resolved in a bench trial without a jury.

3.22 Exculpation of Beneficiary. The acceptance by Beneficiary of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Trust Estate by Beneficiary, be deemed or construed to make Beneficiary a "mortgagee in possession"; nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Space Leases, the Rents or the Trust Estate, or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under any Space Lease or to assume any obligation or responsibility for any security deposits or other deposits except to the extent such deposits are actually received by Beneficiary, nor shall

Beneficiary, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Trust Estate.

3.23 Approval of Gaming Authority. Beneficiary and Trustee acknowledge, understand and agree that to the extent prior approval of the Gaming Authority is required pursuant to the Gaming Control Acts for the exercise, operation and effectiveness of any remedy hereunder or under any other Loan Document for the taking of any action that may be taken by Beneficiary or Trustee hereunder or under any other Loan Document, such remedy or action shall be subject to such prior approval of the Gaming Authority of the State of Nevada.


                                  ARTICLE FOUR

                     RIGHTS AND RESPONSIBILITIES OF TRUSTEE;
                      OTHER PROVISIONS RELATING TO TRUSTEE

         Notwithstanding anything to the contrary in this Deed of Trust, Trustor and Beneficiary agree as follows.

4.1 Exercise of Remedies by Trustee. To the extent that this Deed of Trust or applicable law, including all applicable Gaming Laws, authorizes or empowers Beneficiary to exercise any remedies set forth in Article Four hereof or otherwise, or perform any acts in connection therewith, Trustee (but not to the exclusion of Beneficiary unless so required under the law of the State of Nevada) shall have the power to exercise any or all such remedies, and to perform any acts provided for in this Deed of Trust in connection therewith, all for the benefit of Beneficiary and on Beneficiary's behalf in accordance with applicable law of the State of Nevada. In connection therewith, Trustee: (a) shall not exercise, or waive the exercise of, any Beneficiary's Remedies (other than any rights or Trustee to any indemnity or reimbursement), except at Beneficiary's request, and (b) shall exercise, or waive the exercise of, any or all of Beneficiary's remedies at Beneficiary's request, and in accordance with Beneficiary's directions as to the manner of such exercise or waiver. Trustee may, however, decline to follow Beneficiary's request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

4.2 Rights and Privileges of Trustee. To the extent that this Deed of Trust requires Trustor to indemnify Beneficiary or reimburse Beneficiary for any expenditures Beneficiary may incur, Trustee shall be entitled to the same indemnity and the same rights to reimbursement of expenses as Beneficiary, subject to such limitations and conditions as would apply in the case of Beneficiary. To the extent that this Deed of Trust negates or limits Beneficiary's liability as to any matter, Trustee shall be entitled to the same negation or limitation of liability. To the extent that Trustor, pursuant to this Deed of Trust, appoints Beneficiary as Trustor's attorney in fact for any purpose, Beneficiary or (when so instructed by Beneficiary) Trustee shall be entitled to act on Trustor's behalf without joinder or confirmation by the other.

4.3 Resignation or Replacement of Trust. Trustee may resign by an instrument in writing addressed to Beneficiary, and Trustee may be removed at any time with or without cause (i.e., in Beneficiary's sole and absolute discretion) by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute, successor or replacement Trustee to act instead of Trustee originally named (or in place of any substitute, successor or replacement Trustee), then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor, substitute or replacement Trustee, without any formality other than appointment and designation in writing executed by Beneficiary, which instrument shall be recorded if required by the law of the State of Nevada. The law of the State of Nevada shall govern the qualifications of any Trustee. The authority conferred upon Trustee by this Deed of Trust shall automatically extend to any and all other successor, substitute and replacement Trustee(s) successively until the Secured Obligations have been paid in full or the Trust Estate has been sold hereunder or released in accordance with the provisions of the Loan Documents. Beneficiary's written appointment and designation of any Trustee shall be full evidence of Beneficiary's right and authority to make the same and of all facts therein recited. No confirmation, authorization, approval or other action by
Trustor shall be required in connection with any resignation or other replacement of Trustee.

4.4 Authority of Beneficiary. If Beneficiary is a banking corporation, state banking corporation or a national banking association and the instrument of appointment of any successor or replacement Trustee is executed on Beneficiary's behalf by an officer of such corporation, state banking corporation or national banking association, then such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of Beneficiary.

4.5 Effect of Appointment of Successor Trustee. Upon the appointment and designation of any successor, substitute or replacement Trustee, Trustee's entire estate and title in the Trust Estate shall vest in the designated successor, substitute or replacement Trustee. Such successor, substitute or replacement Trustee shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references, herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

4.6 Confirmation of Transfer and Succession. Upon the written request of Beneficiary or of any successor, substitute or replacement Trustee, any former Trustee ceasing to act shall execute and deliver an instrument transferring to such successor, substitute or replacement Trustee all of the right, title, estate and interest in the Trust Estate of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver all properties and moneys held by said Trustee hereunder to said successor, substitute or replacement Trustee.

4.7 Ratification. Trustor hereby ratifies and confirms any and all acts that any Trustee may take or perform by virtue of this Deed of Trust.

4.8 Exculpation. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence, willful misconduct or knowing violation of law. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law). Trustee shall be under no liability for interest on any moneys received by it hereunder.

4.9 Endorsement and Execution of Documents. Upon Beneficiary's written request, Trustee shall, without liability or notice to Trustor, execute, consent to, or join in any instrument or agreement in connection with or necessary to effectuate the purposes of the Loan Documents. Trustor hereby irrevocably designates Trustee as its attorney in fact to execute, acknowledge and deliver, on Trustor's behalf and in Trustor's name, all instruments or agreements necessary to implement any provision(s) of this Deed of Trust or to further perfect the lien created by this Deed of Trust on the Trust Property. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of Trustor.

4.10 Multiple Trustees. If Beneficiary appoints multiple trustees, then any Trustee, individually, may exercise all powers granted to Trustee under this instrument, without the need for action by any other Trustee(s).

4.11 Terms of Trustee's Acceptance. Trustee accepts the trust created by this Deed of Trust upon the following terms and conditions:

(a) Delegation. Trustee may exercise any of its powers through appointment of attorney(s) in fact or agents.

(b) Counsel. Trustee may select and employ legal counsel (including any law firm representing Beneficiary). Trustor shall reimburse all reasonable legal fees and expenses that Trustee may thereby incur.

(c) Security. Trustee shall be under no obligation to take any action upon any Event of Default unless finished security or indemnity, in form satisfactory to Trustee, against costs, expenses, and liabilities that Trustee may incur.

(d) Costs and Expenses. Trustor shall reimburse Trustee, as part of the Secured Obligations hereunder, for all reasonable disbursements and expenses (including reasonable legal fees and expenses) incurred by reason of and as provided for in this Deed of Trust, including any of the foregoing incurred in Trustee's administering and executing the trust created by this Deed of Trust and performing Trustee's duties and exercising Trustee's powers under this Deed of Trust.

(e) Release. Pursuant to the terms in this Section 4.11 (e) and Section 5.10, upon payment of the Secured Obligations hereunder, Beneficiary shall request Trustee to reconvey this Deed of Trust and shall surrender all the Secured
Obligations hereunder to Trustee. Trustee shall release this Deed of Trust without charge to Trustor. Trustor shall pay all costs of recordation, if any.


                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

5.1 Heirs, Successors and Assigns Included in Parties. Whenever one of the parties hereto is named or referred to herein, the heirs, successors and assigns of such party shall be included, and subject to the limitations set forth in
Section 1.10, all covenants and agreements contained in this Deed of Trust, by or on behalf of Trustor or Beneficiary shall bind and inure to the benefit of its heirs, successors and assigns, whether so expressed or not.

5.2 Addresses for Notices, Etc. Any notice, report, demand or other instrument authorized or required to be given or furnished under this Deed of Trust is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Trustor:

                                            Riviera Holdings Corporation
                                            2901 Las Vegas Boulevard South
                                            Las Vegas, Nevada 89109
                                            Telecopier No.: (702) 794-9277
                                            Attention:  President

                  With a copy to:

                                            Gordon & Silver, Ltd.
                                            Ninth Floor
                                            3960 Howard Hughes Parkway
                                            Las Vegas, Nevada  89109
                                            Telecopier No.:  (702) 369-2666
                                            Attention:  Richard Galin

                  If to the  Beneficiary:

                                            The Bank of New York
                                            Corporate Trust Administration
                                            101 Barclay Street, 8W
                                            New York, New York 10286
                                            Telecopier No.:  (212) 896-7299
                                            Attention:  Mary Lewicki

                  If to the Trustee:

                                         First American Title Insurance Company
                                         1 First American Way
                                         Santa Ana, California 92707

                                         Telecopier No.: (714) 800-3128
                                         Attention: Troy Lochhead

         The Trustor,  Beneficiary  or the Trustee,  by notice to the others may
designate   additional  or  different   addresses  for  subsequent   notices  or
communications.

         All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  Anything herein to the contrary notwithstanding, no notice or communication to the Beneficiary shall be deemed to be duly given unless and until it is received by the Beneficiary at the address set forth in Section 5.2 herein.

5.3 Change of Notice Address. Any person may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed to that person, by furnishing written notice of such change to the other party, but no such notice of change shall be effective unless and until received by such other party.

5.4 Headings. The headings of the articles, sections, paragraphs and subdivisions of this Deed of Trust are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

5.5 Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained herein or in the Notes, the Indenture or any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity of the lien hereof and the remaining covenants, agreements, terms or provisions contained herein or in the Notes, the Indenture, the Subsidiary Guarantees or any other Loan Document shall be in no way affected, prejudiced or disturbed thereby. To the extent permitted by law, Trustor waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

5.6 Changes and Priority Over Intervening Liens. Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement hereafter made by Trustor and Beneficiary relating to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance.

5.7 Estoppel Certificates. Within ten (10) Business Days after Beneficiary's written request, Trustor shall from time to time, but no more than twice per any twelve (12) month period, execute a certificate, in recordable form (an "Estoppel Certificate"), stating, except to the extent it would be inaccurate to so state: (a) the current amount of the Secured Obligations hereunder and all elements thereof, including principal, interest, and all other elements; (b)

Trustor has no defense, offset, claim, counterclaim, right of recoupment, deduction, or reduction against any of the Secured Obligations hereunder; (c) none of the Loan Documents have been amended, whether orally or in writing; (d) Trustor has no claims against Beneficiary of any kind; (e) any Power of Attorney granted to Beneficiary is in full force and effect; and (f) such other matters relating to this Deed of Trust, any Loan Documents and the relationship of Trustor and Beneficiary as Beneficiary shall request. In addition, the Estoppel Certificate shall set forth the reasons why it would be inaccurate to make any of the foregoing assurances ("a" through "f").

5.8 Governing Law. THIS DEED OF TRUST, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY CLAIMS OR DISPUTES RELATING THERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT THAT, FOR PURPOSES OF DETERMINING THE CREATION, VALIDITY, PRIORITY AND ENFORCEMENT OF THE LIEN CREATED HEREBY AND THE EXERCISE OF REMEDIES HEREUNDER IN CONNECTION WITH SUCH LIEN, THE LAWS OF THE STATE OF NEVADA SHALL GOVERN.

5.9 Required Notices. Trustor shall notify Beneficiary promptly of the occurrence of any of the following and shall immediately provide Beneficiary a copy of the notice or documents referred to: (i) receipt of notice from any Governmental Authority relating to all or any material part of the Trust Estate if such notice relates to a default or act, omission or circumstance which would result in a default after notice or passage of time or both; (ii) receipt of any notice from any tenant leasing all or any material portion of the Trust Estate or responsible for any material portion of the aggregate periodic rent collected by Trustor under the Space Leases if such notice relates to a default or act, omission or circumstance which would result in a default after notice or passage of time or both under such Space Leases which would have a material adverse affect on the Trustor's business, finances or operations; (iii) receipt of notice from the holder of any Permitted Lien relating to a default or act, omission or circumstance which would result in a default after notice or passage of time or both under any Permitted Lien; (iv) the commencement of any proceedings or the entry of any judgment, decree or order materially affecting all or any portion of the Trust Estate or which involve the potential liability of Trustor or its Affiliates in an amount in excess of one million dollars ($1,000,000) (other than for personal injury actions and related property damage suits which have been acknowledged by the insurer to be covered by such insurance); or (v) commencement of any judicial or administrative proceedings or the entry of any judgment, decree or order by or against or otherwise affecting Trustor or any Affiliate of Trustor, a material portion of the Trust Estate, or a material portion of the Personal Property, or any other action by any creditor or lessor thereof as a result of any default under the terms of any lease.

5.10 Reconveyance. Upon written request of Beneficiary certifying the payment in full of all of the Secured Obligations or Legal Defeasance or Covenant Defeasance, and upon surrender of this Deed of Trust to Trustee for cancellation and retention and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

5.11 Attorneys' Fees. Without limiting any other provision contained herein, Trustor agrees to pay all costs of Beneficiary or Trustee incurred in connection with the enforcement of this Deed of Trust or the taking of this Deed of Trust as security for the repayment of the Notes, including without limitation, all reasonable attorneys' fees whether or not suit is commenced, and including, without limitation, fees incurred in connection with any probate, appellate, bankruptcy, deficiency or any other litigation proceedings, all of which sums shall be secured hereby.

5.12 Late Charges. By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right to collect any late charge thereon or interest thereon at the interest rate on the Notes, if so provided, not then paid or its right either to require prompt payment when due of all other sums so secured or to declare default for failure to pay any amounts not so paid.

5.13 Cost of Accounting. Trustor shall pay to Beneficiary, for and on account of the preparation and rendition of any accounting, which Trustor may be entitled to require under any law or statute now or hereafter providing therefor, the reasonable costs thereof.

5.14 Right of Entry. Subject to compliance with applicable Gaming Laws, Beneficiary may at any reasonable time or times upon prior written notice make or cause to be made entry upon and inspections of the Trust Estate or any part thereof in person or by agent.

5.15 Corrections. Trustor shall, upon request of Trustee, promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in the execution or acknowledgement hereof, and shall execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Trustee to carry out more effectively the purposes of this Deed of Trust, to subject to the lien and security interest hereby created any of Trustor's properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such lien and security interest.

5.16 Statute of Limitations. To the fullest extent allowed by the law, the right to plead, use or assert any statute of limitations as a plea or defense or bar of any kind, or for any purpose, to any debt, demand or obligation secured or to be secured hereby, or to any complaint or other pleading or proceeding filed, instituted or maintained for the purpose of enforcing this Deed of Trust or any rights hereunder, is hereby waived by Trustor.

5.17 Subrogation. Should the proceeds of the loan made by Beneficiary to Trustor, repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by Beneficiary, be used directly or indirectly to pay off, discharge, or satisfy, in whole or in part, any prior or superior lien or encumbrance upon the Trust Estate, or any part thereof, then, as additional security hereunder, Trustee, on behalf of Beneficiary, shall be subrogated to any and all rights, superior titles, liens, and equities owned or claimed by any owner or holder of said outstanding liens, charges, and indebtedness, however remote, regardless of whether said liens, charges, and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

5.18 Joint and Several Liability. All obligations of Trustor hereunder, if more than one, are joint and several. Recourse for deficiency after sale hereunder may be had against the property of Trustor, without, however, creating a present or other lien or charge thereon.

5.19 Context. In this Deed of Trust, whenever the context so requires, the neuter includes the masculine and feminine, and the singular including the plural, and vice versa.

5.20 Time. Time is of the essence of each and every term, covenant and condition hereof. Unless otherwise specified herein, any reference to "days" in this Deed of Trust shall be deemed to mean "calendar days."

5.21 Interpretation. As used in this Deed of Trust unless the context clearly requires otherwise: The terms "herein" or "hereunder" and similar terms without reference to a particular section shall refer to the entire Deed of Trust and not just to the section in which such terms appear; the term "lien" shall also mean a security interest, and the term "security interest" shall also mean a lien.

5.22 Effect of NRSss. 107.030. To the extent not inconsistent herewith, the provisions of NRSss.107.030 (including, but not limited to, Covenant Nos. 6, 8 and 9) are included herein by reference. The insurance requirements in Covenant No. 2, the interest rate in Covenant No. 4 and the attorneys fees in Covenant No. 7 shall be as set forth in this Deed of Trust and the Indenture.

5.23 Amendments. This Deed of Trust cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought and only as permitted by the provisions of the Indenture.

5.24 No Conflicts. In the event that any of the provisions contained herein conflict with the Security Agreement, the provisions contained in the Security Agreement shall prevail.


                                   ARTICLE SIX

                                POWER OF ATTORNEY

6.1 Grant of Power. Trustor irrevocably appoints Beneficiary and any successor thereto as its attorney-in-fact, with full power and authority, including the power of substitution, exercisable only during the continuance of an Event of Default to act for Trustor in its name, place and stead as hereinafter provided:

6.2 Possession and Completion. To take possession of the Land and the Riviera, remove all employees, contractors and agents of Trustor therefrom, complete or attempt to complete any of the developments or improvements on the Land described in the Offering Circular, and market, sell or lease the Land and the Riviera.

6.3 Plans and Specifications. To make such additions, changes and corrections in their current Plans and Specifications as may be necessary or desirable, in Beneficiary's reasonable discretion, or as it deems proper to complete the restoration or expansion of the Riviera.

6.4 Employment of Others. To employ such contractors, subcontractors, suppliers, architects, inspectors, consultants, property managers and other agents as Beneficiary, in its discretion, deems proper for the restoration or expansion of the Riviera, for the protection or clearance of title to the Land or Personal Property, or for the protection of Beneficiary's interests with respect thereto.

6.5 Security Guards. To employ watchmen to protect the Land and the Riviera from injury.


6.6 Compromise Claims. To pay, settle or compromise all bills and claims then existing or thereafter arising against Trustor, which Beneficiary, in its discretion, deems proper for the protection or clearance of title to the Land or Personal Property, or for the protection of Beneficiary's interests with respect thereto.

6.7 Legal Proceedings. To prosecute and defend all actions and proceedings in connection with the Land or the Riviera.

6.8 Other Acts. To execute, acknowledge and deliver all other instruments and documents in the name of Trustor that are necessary or desirable, to exercise Trustor's rights under all contracts concerning the Land or the Riviera, including, without limitation, under any Space Leases, and to do all other acts with respect to the Land or the Riviera that Trustor might do on its own behalf, as Beneficiary, in its reasonable discretion, deems proper.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, Trustor has executed this Deed of Trust, Assignment of Rents, Leases, Fixture Filing and Security Agreement the day and year first above written.

                                         RIVIERA HOLDINGS CORPORATION
                                         a Nevada corporation,
                                         as Trustor


                                         By:_______________________________

                                         Name:_____________________________

                                         Title:______________________________

                                 ACKNOWLEDGMENT





STATE OF _________________)
                                         ) :SS
COUNTY OF _______________)



This instrument was acknowledged before me on _____________, 2002, by _______________ as ____________________ of _______________________l



                                                -------------------------------
                                                NOTARY PUBLIC

                                   SCHEDULE A
                        [REAL ESTATE DESCRIPTION OF LAND]